AGREEMENT AND PLAN OF MERGER


                          by and among


                         TRACOR, INC.,
                     a Delaware corporation

                   TRACOR ACQUISITION CORP.,
                     a Delaware corporation

                 CORDANT HOLDINGS CORPORATION,
                     a Delaware corporation

                        PETER P. KUSEK,
              as the initial Holder Representative

                              and

        Each of the Principal Shareholders Party Hereto



                  Dated as of August 30, 1996

                 AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 30, 1996, is by and among TRACOR, INC., a Delaware corporation ("Tracor"), TRACOR ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Tracor ("Merger Sub"), CORDANT HOLDINGS CORPORATION, a Delaware corporation (the "Company"), PETER P. KUSEK, an individual resident of the State of Virginia, solely in his capacity as the initial Holder Representative hereunder, and each of the Principal Shareholders party hereto.

                        R E C I T A L S:

     WHEREAS, Tracor has proposed to acquire the Company, through a merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein and in the General
Corporation Law of the State of Delaware ("GCL");

     WHEREAS, the respective Boards of Directors of the Company, Tracor and Merger Sub have reviewed the terms of this Agreement and have approved this Agreement and the transactions contemplated hereby (including the aforesaid merger), subject to the terms and conditions set forth herein; and

     WHEREAS, for certain limited purposes, and subject to the terms set forth herein, the Holder Representative shall serve as a representative for the holders of all outstanding shares of Company Common Stock and Company Stock Options; and

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Tracor's and the Company's willingness to enter into this Agreement, the Principal
Shareholders have executed the Principal Shareholders' Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

     For all purposes of this Agreement, the capitalized terms specified in Exhibit A attached hereto shall have the meanings set forth therein, except as otherwise expressly provided.

2.    THE MERGER AND RELATED MATTERS

     1.    The Merger

     Upon the terms and subject to the conditions hereof, and in accordance with the GCL, Merger Sub shall be merged with and into the Company. The Merger shall become effective at the date and time of the filing of a Certificate of Merger in the form attached hereto as Exhibit B by the Company with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the GCL (the "Effective Time"), which Certificate of Merger shall be filed as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles 6 and 7 hereof. The Company shall be the Surviving Corporation in the Merger.
Following the Merger, the Surviving Corporation shall continue under the same name as the Company and the separate corporate existence of Merger Sub shall cease. Immediately prior to the filing of the Certificate of Merger, a closing of the Merger contemplated herein other than the matters that result from the Merger as a matter of law under Sections 2.14, 2.15 and 2.17 and the actions of or with respect to the Exchange Agent under Sections
2.14 and 2.17 (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, Virginia 22102, or at such other place as the parties may agree.

     2.    Effects of the Merger

     At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of Merger Sub and the Company, and all and singular, the rights, privileges, powers and franchises of each of Merger Sub and the Company, and all property, real, personal and mixed, and all debts due to either Merger Sub or the Company on whatever account, including stock subscriptions and all other things in action or belonging to each of Merger Sub and the Company, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Merger Sub and of the Company, and the title to any real estate vested by deed or otherwise in Merger Sub or the Company shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Merger Sub or the Company shall be preserved unimpaired, and all debts, liabilities and duties of Merger Sub and the Company shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and any action or proceeding pending by or against either Merger Sub or the Company may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

     3. Certificate of Incorporation and By-Laws of the Surviving Corporation

     At and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read in their entirety the same as the certificate of incorporation and bylaws of the Merger Sub, each as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be Cordant Holdings Corporation, and the certificate of incorporation and bylaws, as so amended, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, until amended as provided therein or by law.

     4.    Directors of the Surviving Corporation

     At and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation (as such are listed on Exhibit C hereto), each to hold office until the next annual meeting of stockholders of the Surviving Corporation or until his earlier death, resignation or removal.

     5.    Officers of the Surviving Corporation

     At and after the Effective Time, the officers of the Company immediately prior to the Effective Time (and the other Persons listed on Exhibit C hereto) shall be the initial officers of the Surviving Corporation, each to hold office until his successor is appointed and qualified or until his earlier death, resignation or removal.

     6.    Merger Consideration and Adjustments Thereto

     Subject to the terms of Section 2.12, the Merger Consideration shall consist of an aggregate amount of Sixty-Five Million and No/100 Dollars ($65,000,000), less (i) the Holder Allocable Expenses as provided in Section 2.11, plus (ii) the Contract Award Amount, to the extent, if any, as provided in Section 2.7, plus
(iii) any Working Capital Increase, as provided in Section 2.8, less (iv) any Working Capital Decrease as provided in Section 2.8, plus (v) the Earn-Out Amount, if any, as provided in Section 2.9, and less (vi) any and all decreases after the Closing Date in the amount payable under the Tracor Indemnification Note pursuant to the terms thereof and hereof, as provided in Section 2.13.

     7.    Contract Award Amount

     If the Company receives a Final Award from the United States Postal Service on or before March 31, 1997 ("Award Target Date") substantially in accordance with the analysis of estimated earnings contained in the financial projections update of July 1, 1996 previously provided to Tracor (which indicated a gross margin (as calculated by the Company consistent with prior practices) of approximately forty million dollars ($40,000,000) to be generated in the approximate three-year period following Final Award) and the twenty pages of materials forwarded to Tracor on August 29, 1996 via facsimile transmission entitled "Change of Address (COA) Outsourcing Opportunity" and which contain an overview of the opportunity described in an unsolicited contract proposal (the "Change of Address Proposal") from the Company to the United States Postal Service concerning change of address products or services then Tracor shall pay Ten Million Dollars ($10,000,000) additional Merger Consideration (the "Contract Award Amount"). For the purposes of this section, the term "Company" shall include its Subsidiaries. If the Company receives an award pursuant to the Change of Address Proposal, and if a bid protest is pending at the Award Target Date, the Award Target Date shall be extended until the date of Final Award, but not later than December 31, 1997, provided that the Company is diligently contesting the protest through available and appropriate proceedings diligently pursued.

     8.    Working Capital Changes

     The Merger Consideration shall be adjusted for Working Capital Changes, as follows:

           (a) Working Capital Report. As soon as practicable (and, in any event, within 30 days) after the Effective Time, the Surviving Corporation shall prepare and deliver to the Holder Representative
     (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the close of business on the Closing Date (the "Closing Balance Sheet"), and (ii) a report (the "Working Capital Report") setting forth calculations of Working Capital of the Company as of the Effective Time (the "Effective Time Net Working Capital") and the amount of the resulting increase or decrease in Working Capital (the "Working Capital Change") from $8,701,000, the amount of the Working Capital of the Company set forth in the June 30, 1996 financial statements of the Company referred to in
     Section 4.6 (the "Base Working Capital"). Such Working Capital Report shall be prepared in accordance with Section 2.8(d).

           (b) Calculation of Working Capital Change. The Working Capital Report so delivered to the Holder Representative and the determination of the amount of Effective Time Net Working Capital shall be conclusively deemed to have been accepted by the Holder Representative unless within 20 days following such delivery the Holder Representative shall deliver a report to the Surviving Corporation (a "Response Report"), specifying in reasonable detail the particular items affecting the calculations in the Working Capital Report that the Holder Representative contends are incorrect or are not in accordance with Section 2.8(d) (the "Disputed Items") and specifying the particular changes that the Holder Representative contends are required in order to correct or bring such items into compliance with Section 2.8(d). If the Response Report is timely delivered to the Surviving Corporation as aforesaid, the Surviving Corporation and the Holder Representative shall thereafter use their Best Efforts to resolve their differences on the Disputed Items within 30 days following the date the Response Report is delivered to the Surviving Corporation. The Holder Representative and the Surviving Corporation shall revise the calculations of the Effective Time Net Working Capital and the Working Capital Change, if necessary, to reflect their mutual agreement on any of the Disputed Items, and any Disputed Items that have not been resolved to the mutual satisfaction of the Surviving Corporation and the Holder Representative by the end of such 30-day period (the "Remaining Disputed Items") shall be referred jointly by the Holder Representative and the Surviving Corporation to an independent public accounting firm mutually acceptable to the Surviving Corporation and the Holder Representative (the "Independent Accounting Firm") for resolution. The Independent Accounting Firm shall be instructed (i) that the scope of its review shall be limited solely to the Remaining Disputed Items,
     (ii) that it is to render its opinion as to whether the principles used by the Surviving Corporation to determine the Remaining Disputed Items are in accordance with Section 2.8(d), (iii) that if, in the written opinion of the Independent Accounting Firm, the principles used to determine any Remaining Disputed Item are not in accordance with Section 2.8(d), it is to revise the Working Capital Report to the extent required in its opinion to cause any such Remaining Disputed Item to be determined in accordance with Section 2.8(d), and (iv) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised Working Capital Report, to the Surviving Corporation and the Holder Representative within 15 days following the date such Remaining Disputed Items are referred to it. Fifty percent (50%) of the fees of the Independent Accounting Firm shall be paid by the Surviving Corporation. The remaining fifty percent (50%) of the fees of the Independent Accounting Firm shall be paid by the Holder Representative as part of the Holder Allocable Expenses. The calculation of the Working Capital Change, as originally delivered in the Working Capital Report or as finally modified by agreement of the Holder Representative and the Surviving Corporation or as issued by the Independent Accounting Firm, as the case may be, shall be final and binding on the parties, and shall be the basis for the payment provided for in
     Section 2.8(c) below. The date on which the Working Capital Change is finally determined in accordance with this Section 2.8 is herein referred to as the "Working Capital Determination Date."

           (c) Post Closing Adjustment. The Merger Consideration shall be adjusted for any Working Capital Change only if such Working Capital Change exceeds $250,000. If the Effective Time Net Working Capital exceeds the Base Working Capital by more than $250,000, Tracor shall pay as additional Merger Consideration the amount of such excess over $250,000 (the "Working Capital Increase") as part of the Merger Consideration pursuant to Section 2.10(b) below. If the Effective Time Net Working Capital is $250,000 or more less than the Base Working Capital, the amount of such deficiency over $250,000 (the "Working Capital Decrease") shall be offset, on a dollar-for-dollar basis, against (or deemed a reduction of the amount of) the Holdback amount. In the event the Working Capital Decrease exceeds the Holdback amount, such excess shall be payable as follows: first, out of any Earn-Out Amount; second, out of any Contract Award Amount; third, out of any payment due to the Exchange Agent under the Tracor Indemnification Note; and finally, after the maturity of the Tracor Indemnification Note, by the Principal Shareholders, pro-rata in accordance with their respective Applicable Percentages. The payment of the Holdback amount, plus any Working Capital Increase less any Working Capital Decrease (the "Post Closing Adjustment") shall be paid or made within 10 Business Days following the Working Capital Determination Date, in accordance with Section 2.10(b) hereof.

           (d)  Definition of Working Capital.  For purposes of this
     Section 2.8, the terms "Current Assets" shall mean the current assets (including cash and cash equivalents) of the Company determined in accordance with GAAP; "Current Liabilities" shall mean the current liabilities of the Company determined in accordance with GAAP, plus the Company's liability under any indebtedness for borrowed money; and "Working Capital" shall mean Current Assets less Current Liabilities (other than current deferred tax assets which are reclassified from long-term deferred taxes, other current tax benefits arising from the consummation of the transactions contemplated hereby, including, without limitation, tax benefits from the acquisition of previously unexercised Options, nonvested stock Bonus Shares and other Company shares or stock rights acquired through compensatory arrangements, all transaction costs and benefits directly attributable to the Merger, and all adjustments described on Exhibit H.

     9.    Earn-Out Amount

     The Merger Consideration shall be adjusted for the Earn-Out
Amount as follows:

           (a) Delivery of Audited Financial Statements. On or before April 1, 1997, the Surviving Corporation shall prepare and deliver to the Holder Representative the combined report of revenue of the Surviving Corporation and the Company for the twelve-month period ended December 31, 1996 (the "1996 Revenue Report"). The Holder Representative shall be deemed to have agreed with the Surviving Corporation that the amount of "total revenues" shown on the 1996 Revenue Report (the "1996 Revenues") is correct and calculated in accordance with GAAP unless within 20 days following delivery of the 1996 Revenue Report by the Surviving Corporation to the Holder Representative, the Holder Representative shall deliver to the Surviving Corporation a written objection to the calculation of 1996 Revenues shown on the 1996 Revenue Report, specifying in reasonable detail the particular items affecting the calculation of 1996 Revenues that the Holder Representative contends are incorrect or not in accordance with GAAP and specifying the particular changes that the Holder Representative contends are required in order to correct or bring such items into compliance with GAAP. If the Holder Representative's written objection is delivered to the Surviving Corporation as aforesaid, the Surviving Corporation and the Holder Representative shall use their Best Efforts to reach an agreement concerning the calculation of 1996 Revenues within 30 days following the date the Holder Representative's objection is delivered to the Surviving Corporation. If the Surviving Corporation and the Holder Representative are unable to agree upon the calculation of 1996 Revenues by the end of such 30-day period, the Surviving Corporation and the Holder Representative shall refer the matter to the Independent Accounting Firm. The Independent Accounting Firm shall be instructed (i) that it is to render its opinion as to whether the 1996 Revenues as shown in the 1996 Revenue Report are correct and whether the principles used by the Surviving Corporation to calculate 1996 Revenues are in accordance with GAAP, (ii) that if, in the written opinion of the Independent Accounting Firm, the 1996 Revenues as shown in the 1996 Revenue Report are not correct and/or the principles used to calculate 1996 Revenues are not in accordance with GAAP, it is to revise the 1996 Revenue Report to the extent required in its opinion to cause 1996 Revenues to be correct and calculated in accordance with GAAP, and (iii) that it is to use every reasonable effort to complete such assignment and deliver copies of such opinion and, if required, a revised 1996 Revenue Report, to the Surviving Corporation and the Holder Representative within 15 days following the date the dispute was referred to it. Fifty percent (50%) of the fees of the Independent Accounting Firm shall be paid by the Surviving Corporation. The remaining fifty percent (50%) of the fees of the Independent Accounting Firm shall be paid by the Holder Representative as part of the Holder Allocable Expenses. The calculation of 1996 Revenues, as shown on the 1996 Revenue Report prepared by the Surviving Corporation or as revised by the Independent Accounting Firm, as the case may be, shall be final and binding on the parties, and shall be the basis for the payment provided for in Section 2.9(b) below. The date on which 1996 Revenues are finally determined in accordance with this Section 2.9 is herein referred to as the "Earn-Out Determination Date."

           (b) Calculation of Earn-Out Amount. Immediately following the Earn-Out Determination Date, the Merger
     Consideration shall be increased by the Earn-Out Amount set forth below, based on 1996 Revenues as follows:

          1996 Revenues                      Earn-Out
          (In Millions)                      Amount
                                             (In Millions)

          Greater than or equal to $153.8    $5.0
          Greater than or equal to $148.8    $3.0
          and less than $153.8
          Greater than or equal to $143.8    $1.0
          and less than $148.8
          Less than $143.8                   $0.0

     10.    Payment of Merger Consideration

     (a) Initial Cash Payment. On the Closing Date, subject to the provisions of Section 2.12 hereof, Tracor shall deliver to the Exchange Agent, in trust for the benefit of the Holders, the Initial Cash Payment, in cash in an amount equal to Thirty-Three Million Five Hundred Thousand Dollars ($33,500,000), less (i) the Estimated Holder Allocable Expenses, less (ii) the Holdback amount, plus (iii) if the Company has received a Final Award with respect to the Change of Address Proposal prior to the Closing Date, the Contract Award Amount payable under Section 2.7 hereof. Also on the Closing Date, Tracor shall execute and deliver or cause to be delivered to the Exchange Agent the Tracor Indemnification Note, the Tracor Indemnification Note LOC, the Tracor Litigation Note and the Tracor Litigation Note LOC.

     (b) Payment of Working Capital Increase and Holdback. Within ten (10) Business Days following the Working Capital Determination Date, Tracor will pay the Holders amounts with respect to the Holdback and any Working Capital Increase as follows: Tracor will pay to the Exchange Agent, and direct the Exchange Agent to distribute to the Holders entitled to receive the Merger Consideration (pro rata, in accordance with their respective Applicable Percentages) cash in an amount equal to the sum of the following: (i) the Holdback amount (after giving effect to the adjustments set forth in Section 2.8), plus (ii) the Working Capital Increase, plus (iii) interest on such amounts at a rate of 6% per annum from the Closing Date to the date of payment.

     (c) Payment of Contract Award Amount. Promptly following a Final Award (if any) granted after the Closing Date, pursuant to and as required by Section 2.7, Tracor will pay to the Exchange Agent, and direct the Exchange Agent to distribute to the Holders entitled to receive the Merger Consideration (pro rata, in accordance with their respective Applicable Percentages) the Contract Award Amount.

     (d) Payment of Earn-Out Amount. Within ten (10) Business Days following the Earn-Out Determination Date, Tracor will pay to the Exchange Agent, and direct the Exchange Agent to distribute to the Holders entitled to receive the Merger Consideration (pro rata, in accordance with their Applicable Percentages) the Earn-Out Amount.

     (e)  Allocation of Merger Consideration.  The Merger
Consideration shall be allocated among the Holders as of the Effective Time as follows:

          (i) Each Company Shareholder shall be entitled to receive in cash, out of the Initial Cash Payment and any additional cash payments of Merger Consideration as provided for in this Agreement, an amount equal to the Cash Per Fully Diluted Share multiplied by the number of shares of Company Common Stock held by such Holder as of the Effective Time of the Merger (but not including any shares of Company Common Stock issuable upon exercise of any Company Stock Option held by such Holder).

          (ii) Each Holder of any Company Stock Option shall be entitled to receive in cash, out of the Initial Cash Payment and any additional cash payments of Merger Consideration as provided for in this Agreement, an amount equal to the Cash Per Fully Diluted
     Share, multiplied by the number of shares of Company Common Stock issuable upon exercise in full of all Company Stock Options held by such Holder as of the Effective Time of the Merger, minus the aggregate cash exercise price payable upon exercise of all Company Stock Options held by such Holder.

     11.    Holder Allocable Expenses

     On or prior to the Closing Date, the Holder Representative will provide to Tracor an estimate (which estimate may include such reserves as the Holder Representative determines to be appropriate for any Holder Allocable Expenses that are not then known or determinable) of the following fees and expenses that may be incurred by the Company or the Holders in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby: (i) the fees and disbursements of special outside counsel to the Company incurred in connection with the transactions contemplated hereby,
(ii) the fees and expenses of any other agents, consultants and experts (not including auditors) employed by the Company and/or the Holders in connection with the Merger (including without limitation Ferris, Baker Watts, Inc.), (iii) if necessary, one-half of the fees and expenses of the Independent Accounting Firm engaged pursuant to Section 2.8(b) or Section 2.9(a), (iv) $150,000 to be held in reserve by the Holder Representative for the Person acting as the Exchange Agent under the Exchange Agent Agreement, to satisfy the obligations of the Holders to indemnify such Exchange Agent and to otherwise fund expenses that may be incurred in connection with the Exchange Agent Agreement, (v) one-half of all filing fees incurred in connection with compliance with the requirements of the HSR Act, and (vi) the expenses of the Holder Representative incurred in such capacity (collectively, the "Holder Allocable Expenses"). On the Closing Date, Tracor shall pay to the Holder Representative cash in the amount of such estimated Holder Allocable Expenses and the Holder Representative shall use such cash to pay the Holder Allocable Expenses. From time to time (and no less frequently than quarterly commencing three months following the Closing Date), the Holder Representative shall pay over to the Exchange Agent any portion of such cash which has not been so expended and which the Holder Representative has determined is in excess of the actual amounts required to pay (or be held in reserve to pay) such Holder Allocable Expenses and reimbursements (the "Excess Cash") for distribution to the Holders (pro rata, in accordance with their respective Applicable Percentages). In the event that the Holder Allocable Expenses exceed the estimated amount of Holder Allocable Expenses ("Estimated Holder Allocable Expenses"), (i) Tracor shall pay such excess Holder Allocable Expenses up to an aggregate amount of $425,000 and a like amount of principal, shall be deducted as an offset, on a dollar-for-dollar basis from the then outstanding principal balance of the Tracor Litigation Note, and additionally an amount equal to all accrued interest on the principal amount so offset shall be offset against accrued interest on the Tracor Litigation Note, and (ii) the Principal Shareholders shall be responsible and shall pay, on a pro rata basis in accordance with their respective Applicable Percentages, any excess Holder Allocable Expenses to the extent such Holder Allocable Expenses exceed the Estimated Holder Allocable Expenses by more than $425,000. In no event will Tracor or the Holder Representative be responsible for payment of Holder Allocable Expenses except as specifically provided in this
Section 2.11. Holder Allocable Expenses shall not be included as liabilities of the Company or any of its Subsidiaries for purposes of determining Effective Time Net Working Capital.

     12.    Agreements Concerning the Litigation

          (a) Resolution Prior to Closing. If the Litigation is settled or judicially determined, subject to no further appeals (referred to herein as "resolved" or "resolution"), before the Closing Date, and if the Merger occurs, the Litigation Payment shall be payable as follows: (i) prior to the Closing Date the Company shall pay the first Four Million Four Hundred Eighty Thousand Dollars ($4,480,000) (the amount reserved on the Company's balance sheet as of December 31, 1995 as an accrued liability to Moore) of such amount, and (ii) the portion, if any, of the Litigation Payment in excess of $4,480,000 shall be paid by the Company. In such event, (i) Tracor shall not execute the Tracor Litigation Note, and (ii) the Initial Cash Payment shall be increased by an amount equal to $26,500,000 minus the amount of the Litigation Payment which is in excess of $4,480,000.

          (b) Resolution After Closing. If the Litigation is not settled or resolved before the Closing Date, and if the Merger occurs, the Surviving Corporation shall pay the Litigation Payment,
     (i) in an amount equal to the sum of $4,480,000, the payment of which shall be the obligation of the Surviving Corporation (the "First Tranche Litigation Payment") without any right of offset against the Tracor Litigation Note, and (ii) in an amount equal to the amount by which the Litigation Payment exceeds the sum of $4,480,000 (the "Second Tranche Litigation Payment"). The dollar amount of the Second Tranche Litigation Payment shall be deducted on a dollar-for-dollar basis as an offset from the then outstanding principal balance of the Tracor Litigation Note, and, if necessary, any accrued interest thereon. In the event that the Second Tranche Litigation Payment is greater than the outstanding principal balance of the Tracor Litigation Note, plus any accrued interest thereon, the Holders shall not have any liability for any such deficiency.

          (c) Tracor Litigation Note. If the Litigation is not settled or resolved prior to the Closing Date, Tracor shall execute and deliver the Tracor Litigation Note to the Exchange Agent, for the benefit of the Holders, on the Closing Date. The Tracor Litigation Note shall bear interest as specified therein and shall be due and payable in accordance with the terms set forth therein and herein.

          (d) Tracor Litigation Note LOC. On the Closing Date, Tracor will cause the Tracor Litigation Note LOC to be issued and delivered to the Exchange Agent to support the Tracor Litigation Note. In the event that Bankers Trust Company notifies the Exchange Agent that Bankers Trust Company (or the issuing bank of any Replacement LOC, hereinafter defined) will not renew the Tracor Litigation Note LOC (or the Replacement LOC) upon its expiration, Tracor shall have the right to replace the Tracor Litigation Note LOC (or the Replacement LOC) with a letter of credit issued by another lender with a net worth and credit quality substantially the same or better than Bankers Trust Company (the "Replacement LOC"), provided the Replacement LOC is in the amount of the then outstanding principal balance of the Tracor Litigation Note, is fully secured and is actually delivered to the Exchange Agent at least fifteen (15) days prior to the expiration of the Tracor Litigation Note LOC (or the Replacement LOC). All letter of credit fees payable by Tracor to the issuer (but not including any reimbursement obligations following a draw under the Tracor Litigation Note LOC (or the Replacement LOC)) and all other expenses incurred by Tracor in connection with the establishment, maintenance, renewal, amendment, substitution or replacement of the Tracor Note LOC shall be paid by Tracor and a like amount shall be deducted on a dollar-for-dollar basis from the interest otherwise payable to the Exchange Agent for the pro rata benefit of the Holders under the Tracor Litigation Note; provided, however, that no deduction shall be made for any letter of credit fees and expenses to the extent that they (i) exceed 1% per annum of the face amount of the Tracor Litigation Note LOC (or the Replacement
     LOC), or (ii) are paid to the issuer for any quarter beyond the quarter in which the Tracor Litigation Note LOC (or the Replacement
     LOC) is drawn or surrendered and returned to the issuer. If the Tracor Litigation Note LOC (or the Replacement LOC) is drawn prior to the resolution of the Litigation, whether by reason of non-renewal thereof or otherwise, then the Exchange Agent shall hold the proceeds thereof in escrow as security for the payment of the Tracor Litigation Note.

          (e) Payment of the Tracor Litigation Note Upon Resolution of the Litigation. Upon resolution of the Litigation, the Holder Representative will provide Tracor at least two (2) Business Days' notice in writing of the amount of the Litigation Payment and the date on which the Litigation Payment is to be made (the "Litigation Payment Date"). Such notice will also contain a reconciliation of the final outstanding principal balance of the Tracor Litigation Note. Upon the Litigation Payment Date specified in such notice, such principal balance of the Tracor Litigation Note together with any accrued interest thereon, will become due and payable by Tracor. On the Litigation Payment Date, Tracor shall pay or cause to be paid the Litigation Payment, and shall pay or cause to be paid the unpaid principal amount of the Tracor Litigation Note, less the Second Tranche Litigation Payment, plus accrued and unpaid interest, in cash to the Exchange Agent for the benefit of the Holders. Upon such payment, the Exchange Agent shall surrender the Tracor Litigation Note and the Tracor Litigation Note LOC to Tracor for cancellation.

          (f) Conduct of Litigation. After the Closing Date, the Holder Representative shall not settle the Litigation for an amount in excess of the sum of Four Million Four Hundred Eighty Thousand Dollars ($4,480,000) plus the current balance of the Tracor Litigation Note, without the approval of Tracor, which approval shall not be unreasonably withheld, taking into account the amount of the proposed settlement, the rulings and/or decisions by the court(s) handling the Litigation and other relevant matters. The Holder Representative shall not in any event settle the Litigation after the Closing Date, unless such settlement (and judgment based thereon) includes as an unconditional term thereof a release by Moore of all claims against the Company Shareholders, any present or former directors of the Company who are or were defendants in the Litigation, the Surviving Corporation and Tracor. Both prior to and after the Closing, the Company, the Surviving Corporation, Tracor and the Holder Representative shall consult and cooperate with respect to the Litigation, subject to the foregoing. Prior to the Closing Date, the Company shall continue to control the defense and/or settlement of the Litigation, with counsel of its choice, but the Company shall keep Tracor informed of the status and progress of the Litigation. After the Closing Date, the Holder Representative shall control the defense and/or settlement of the Litigation, but with the same counsel used by the Company prior to the Closing (unless Tracor or the Surviving Corporation requests a change of counsel and the Holder Representative approves of such change, which approval shall not be unreasonably withheld).

          (g) Expenses of Litigation. The Company shall bear all legal fees and expenses and other out-of-pocket expenses incurred by it prior to the Effective Time in connection with the Litigation. After the Effective Time, all legal fees and expenses and other out-of-pocket expenses incurred in connection with the Litigation, up to an aggregate amount of $750,000, shall be paid by the Surviving Corporation and a like amount deducted on a dollar-for-dollar basis from the then outstanding principal balance of the Tracor Litigation Note. An amount equal to the amount of any legal fees or expenses or other out-of-pocket expenses incurred by Tracor or the Surviving Corporation in excess of $750,000 in connection with the Litigation shall be payable first from any proceeds of the Tracor Indemnification Note payable to the Holders and finally from the Principal Shareholders in accordance with their respective Applicable Percentages.

     13.    Tracor Indemnification Note and Tracor Indemnification
             Note LOC

          (a) Tracor Indemnification Note. On the Closing Date, Tracor shall execute and deliver the Tracor Indemnification Note to the Exchange Agent for the benefit of the Holders. The Tracor Indemnification Note shall bear interest as specified therein and shall be due and payable in accordance with the terms set forth therein and in this Section 2.13.

          (b) Tracor Indemnification Note LOC. On the Closing Date, Tracor will cause the Tracor Indemnification Note LOC to be issued and delivered to the Exchange Agent to support the Tracor
     Indemnification Note.

          (c)  Payment of Tracor Indemnification Note LOC.  Subject to
     Section 2.13(d) and Section 10.1 hereof, the Tracor Indemnification Note shall be due and payable 18 months after the Effective Time. Upon payment of the then outstanding principal balance of the Tracor Indemnification Note, plus accrued and unpaid interest, in cash to the Exchange Agent for the benefit of the Holders, the Exchange Agent shall return the Tracor Indemnification Note and the Tracor Indemnification Note LOC to Tracor for cancellation. The Exchange Agent shall distribute the proceeds of the Tracor Indemnification Note to the Holders pro rata in accordance with the terms of Section 2.10(e) of this Agreement.

          (d) Indemnification Offsets. Tracor shall be entitled to make offsets against the principal balance of the Tracor
     Indemnification Note in accordance with the terms of Section 10.1 hereof.

     14.    Conversion of Common Stock and Options

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Common Stock and Options. Each share of Company Common Stock issued and outstanding and of record as of the Effective Time other than Dissenting Shares and each unexercised Company Stock Option shall be converted into and shall thereafter represent the right to receive from Tracor the pro rata share of the Merger Consideration represented by each such share and each unexercised Company Stock Option, which shall be the Per Share Amount as determined under Section 2.10(e). After the Effective Time, each Holder shall be entitled to receive for each Fully Diluted Company Share held by such Holder, upon surrender for cancellation of the Certificates which formerly represented such shares of Company Common Stock, and the Option Documents representing the Company Stock Options held by such Holder, the applicable portion of the Merger Consideration, consisting of all of the Per Share Amount payable as of the Closing Date in cash forthwith, and the Per Share Amounts payable subsequent to the Closing Date as provided under Sections 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 and 2.13.

          (b) Preferred Stock. Any preferred stock issued by the Company that is outstanding and convertible into Company Common Stock shall automatically be converted as of the close of business on the date immediately prior to the date on which the Effective Time occurs in accordance with its terms and conditions. Each share of Company Common Stock which is held in treasury of the Company (including those shares reserved for issuance upon exercise of Options or warrants) immediately prior to the Effective Time shall be canceled and retired and cease to exist and no consideration shall be issued in exchange therefor.

     15.    Conversion of Merger Sub Shares

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of the Merger Sub Shares issued and outstanding as of the Effective Time shall be converted into and shall thereafter represent the right to receive one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. After the Effective Time, Tracor, as holder of the Merger Sub Shares, shall be entitled to receive a stock certificate or certificates representing 1,000 shares of common stock of the Surviving Corporation upon surrender for cancellation of the certificates which formerly represented such Merger Sub Shares.

     16.    Dissenting Shares

     Any Dissenting Shares shall not be converted into the right to receive the Per Share Amount of the Merger Consideration, and the holders thereof shall have only such rights with respect to such shares of Company Common Stock as are provided in Section 262 of the GCL unless and until the Holder of any such shares of Company Common Stock withdraws his demand for such appraisal in accordance with Section 262(k) of the GCL or otherwise loses his right to such appraisal. If a Holder of Dissenting Shares shall properly withdraw his demand for appraisal or shall otherwise lose his right to such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Per Share Amount of the Merger Consideration, without any interest thereon (except as otherwise provided in this Agreement). Within 30 days after the Effective Time, the Company shall give Tracor prompt notice of any written demands for appraisal or withdrawals of demands for appraisals received by the Company and any other Documents obtained by the Company pursuant to Section 262 of the GCL and, except with the prior written consent of Tracor, which shall not be unreasonably withheld, shall not settle or offer to settle any such demands. Each Holder of Dissenting Shares who becomes entitled pursuant to Section 262 of the GCL to payment for his shares of Company Common Stock shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions) and such shares of Company Common Stock shall be canceled as of the Effective Time in accordance with
Section 262 of the GCL.

     17.    Surrender of Certificates and Option Documents

          (a) Surrender and Payment. At the Closing, the Company, Tracor and the Holder Representative shall enter into an Exchange Agent Agreement with the Exchange Agent for the purpose of effecting the payments to Holders contemplated hereby. Such agreement shall provide, among other things, that promptly after the Effective Time, the Exchange Agent shall mail to each Holder a notice that the Merger has become effective and a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Option Documents shall pass, only upon proper delivery of the Certificates and Option Documents to the Exchange Agent in accordance with the terms of delivery specified in such transmittal letter and shall be in such form and have such other provisions as Tracor and the Company may reasonably specify) and instructions for use in effecting the surrender of the Certificates and Option Documents for payment of the Per Share Amount of the Merger Consideration. Upon surrender of a Certificate or Option Document to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate or Option Document shall be entitled to receive therefor one or more cash payments included in the Merger Consideration, calculated in accordance with Section 2.10(e), and the Certificate so surrendered shall forthwith be canceled; provided, however, that those Holders of Company Common Stock listed in the Disclosure Schedule who have executed promissory note(s) in favor of the Company in connection with the acquisition of their shares of Company Common Stock or are otherwise indebted to the Company for withholding taxes or otherwise shall receive from the Exchange Agent the Per Share Amount for each of the shares of Company Common Stock owned by such Holder less the amount of principal and interest outstanding under such promissory note(s) or other indebtedness as set forth in the Disclosure Schedule (which shall be deducted from the first payment of the Per Share Amount) and the Exchange Agent shall in turn remit the amount of such principal and interest to the Surviving Corporation, which shall cancel such promissory note(s) or other such indebtedness. At and after the Effective Time, each Certificate and each Option Document shall be deemed for all corporate purposes to evidence only the right to receive the Per Share Amount of the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Option Document, and shall not evidence any interest in, or any right to exercise the rights of a Holder of, stock in the Surviving Corporation. No interest will be paid or accrued on the cash payable upon the surrender of Certificates or Option Documents except as otherwise provided in this Agreement. If payment for any share of Company Common Stock or Company Stock Option is to be made to a Person other than the one in whose name the Certificate or Option Document surrendered for payment is registered or issued, it shall be a condition to such payment that such Certificate or Option Document be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

          (b) Late Surrender. Any cash deposited with the Exchange Agent and not paid to the Holders pursuant to this Section 2.17 within three years after the Effective Time shall be repaid by the Exchange Agent to the Surviving Corporation after which time any holder of Certificates or Option Documents who has not theretofore delivered or surrendered such Certificates or Option Documents to the Exchange Agent, subject to applicable Law, shall look as a general creditor only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to any Holder for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (c) Cessation of Rights. At and after the Effective Time, each Holder shall cease to have any rights as a stockholder of the Company, except for the right to surrender his Certificates or Option Documents in exchange for the Merger Consideration as provided in Section 2.14 and this Section 2.17 and for the rights of Dissenting Shares as provided in Section 2.16, as applicable, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding as of the Effective Time. If, after the Effective Time, Certificates or Option Documents are presented to the Surviving Corporation or Tracor for any reason, they shall be canceled and exchanged for the Per Share Amount of the Merger Consideration as provided in Section 2.14 and this Section 2.17 (other than those representing Dissenting Shares, which shall be treated as provided in Section 2.16).

     18.    Shareholders' Approval

     The Company shall, in accordance with applicable Law, duly call, give notice of, convene and hold a meeting of the Holders of shares of Company Common Stock, or obtain a written consent in lieu thereof, as soon as practicable after the date hereof for the purpose of voting upon (or passing upon in writing) this Agreement and the Merger, and shall use its Best Efforts to secure the approval by a majority of the Holders of shares of Company Common Stock of this Agreement and the Merger, subject to the provisions hereof; and use its Best Efforts to obtain and furnish the information required to be provided to such Holders by the GCL.

     19.    Procedure for Reduction of Letters of Credit

          (a) The Tracor Indemnification Note LOC may be permanently reduced from time to time after compliance with the procedures set forth in Section 10.1(c) hereof, upon submission of a certificate in the form attached as Annex A to the Tracor Indemnification Note LOC, provided that either the Holder Representative has given his prior written consent to such reduction, or the panel of arbitrators appointed pursuant to Section 10.1(c) hereof has issued an order of arbitrators approving such reduction.

          (b) The Tracor Litigation Note LOC may be permanently reduced from time to time in the amounts of payments of principal of or any offsets made against the Tracor Litigation Note, as provided therein, upon submission of a certificate in the form attached as Annex D to the Tracor Litigation Note LOC, provided that prior to any offset or payment of principal on the Tracor Litigation Note, Tracor shall give to the Holder Representative a written notice of the amount of any such proposed payment or offset, specifying the amount, nature, and specific basis for such payment or offset (a "Reduction Notice"). The Holder Representative shall have a period of thirty (30) days after receipt of the Reduction Notice to dispute the proposed payment or offset by a notice in writing given to Tracor. If the parties cannot mutually agree to the settlement of any such dispute, before Tracor may exercise its right of offset or make the proposed payment of principal, such dispute shall be settled exclusively by arbitration in New York, New York, by a panel of three arbitrators selected in accordance with the rules of the American Arbitration Association then in force (the "American Arbitration Association Rules"). Either the Holder Representative or Tracor may serve upon the other a written demand for arbitration in accordance with the American Arbitration Association Rules. The provisions of Section 10.1(c)(iv) and (v) shall apply to any such dispute.

3.   ADDITIONAL UNDERTAKINGS AND COVENANTS PRIOR TO CLOSING

     1.   Best Efforts

     Subject to the terms and conditions of this Agreement, prior to the Closing each of the Company, Tracor and Merger Sub agrees to use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations and all agreements to consummate and make effective the transactions contemplated by this Agreement on or before September 30, 1996, including, without limitation, (i) compliance with the provisions of the GCL relating to the Merger, (ii) the prompt preparation and filing by the appropriate party or parties of all applicable forms under the HSR Act, and (iii) the preparation and filing by the appropriate party or parties of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Entity. Each of the Company and Tracor shall promptly consult with the other with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     2.   Access; Investigations by Tracor

     The Company shall, prior to the Closing, provide to representatives of Tracor full access (as is reasonably necessary) to the books, agreements, records (including, without limitation, tax returns and correspondence with accountants), officers, directors, employees, consultants and contractors of the Company and the Subsidiaries and will furnish representatives of Tracor such financial and operating data and other information with respect to the businesses and Assets of the Company and the Subsidiaries as Tracor may request, including, without limitation, agreements with clients, customers, vendors, lessors, licensors and suppliers of the Company and the Subsidiaries; provided, however, that neither the Company nor the Subsidiaries shall be required to provide to Tracor any information with respect to bid materials, proposals or other information relative to contract awards or purchase orders for which Tracor also has submitted or intends to submit a competing bid or offer, or any information the disclosure of which is forbidden by the Industrial Security Classification Regulations. Tracor (for itself and its subsidiaries), the Company (for itself and its subsidiaries) and the Merger Sub each agrees at all times prior to the Closing to comply with the terms of that certain Confidentiality Agreement dated as of April 19, 1996 by and between Tracor and Ferris, Baker Watts, Inc.

     3.   Operation of Business of the Company and the Subsidiaries

          (a) Maintenance of Business. The Company shall use its Best Efforts, and shall cause each of its Subsidiaries to use its Best Efforts, prior to the Closing, to (i) preserve their business organizations and their present relationships with customers, suppliers, consultants, employees and any other Persons having business relations with them; and (ii) maintain all of their respective Assets in customary repair and condition.

          (b) Prohibited Activities. Except as contemplated by this Agreement including the Disclosure Schedule, or as reasonably required to carry out their obligations hereunder, the Company shall, and shall cause each of the Subsidiaries, prior to the Closing, to conduct their respective businesses only in the Ordinary Course of Business and, in addition, not: (i) issue any capital stock (except for issuances of Company Common Stock (A) to Holders of Company Stock Options or (B) pursuant to the Company's stock bonus plan, including acceleration of grants under such
     Plan); (ii) declare, set aside or pay any dividend or distribution with respect to their capital stock to the holders of Company capital stock; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock (except as required by the Company's March 1990 subscription agreements, the Company's May 1990 stock option plan, or the Company's stock bonus plan, each as amended); (iv) effect a split, reclassification or other change in or of any of their capital stock; (v) amend their certificates or articles of incorporation or bylaws; (vi) grant any increase in the compensation payable or to become payable by the Company or any Subsidiary to officers or, other than in the Ordinary Course of Business, employees of the Company or any Subsidiary or enter into any bonus, insurance, pension or other benefit plan, payment or arrangement for or with any of such officers or employees, other than for or with employees in the Ordinary Course of Business;
     (vii) borrow or agree to borrow any funds, or directly or indirectly guarantee or agree to guarantee the obligations of others other than in the Ordinary Course of Business or in connection with settling or resolving the Litigation; (viii) enter into any agreement which may have a Material Adverse Effect;
     (ix) place, or allow to be placed, an Encumbrance on any of their Assets other than in the Ordinary Course of Business; (x) cancel any indebtedness owing to the Company or any Subsidiary or any claims which the Company or any Subsidiary may possess, or waive any rights of substantial value; (xi) sell, assign or transfer any Intellectual Property, other than pursuant to that certain Sale of Assets Agreement dated March 26, 1996 by and between Cordant, Inc. and DSK Systems, Inc. in connection with the sale of the Company's computer security business known as the Assure family of products;
     (xii) sell or otherwise dispose of any interest in any Asset (other than in the Ordinary Course of Business); (xiii) violate any Laws which may have a Material Adverse Effect; (xiv) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect; or (xv) make any loan or advance to any stockholder, officer or director of the Company or any Subsidiary or to any other person, firm or corporation.

          (c) Material Adverse Changes. The Company shall notify Tracor promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary prior to the Closing, including, without limitation, information (including, without limitation, copies of all Documents relating thereto) concerning all claims instituted, threatened or asserted against or affecting the Company or any Subsidiary or their respective businesses or Assets at Law or in equity before or by any court or Governmental Entity.

          (d) Accounting. Prior to the Closing, the Company shall, and shall cause each Subsidiary to, keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with GAAP, and shall supply to Tracor monthly unaudited consolidated balance sheets and statements of income of the Company, prepared in compliance with Section 4.6, as soon as practicable after the end of each month, and such other Documents (financial or otherwise) as Tracor shall reasonably request. Tracor may contract with Deloitte & Touche to have the monthly balance sheets and statements of income reviewed by Deloitte & Touche, with all of Deloitte & Touche's fees and expenses to be borne by Tracor.

          (e) Significant Developments. Prior to the Closing, the Company shall inform and discuss with Tracor on a regular and ongoing basis the management of the businesses and Assets of the Company and the Subsidiaries, including, without limitation, any significant new agreements or transactions proposed to be entered into or persons employed or terminated by the Company or by any Subsidiary, and any other significant developments relating to the businesses or Assets of the Company or of any Subsidiary (other than in the Ordinary Course of Business); provided, however, that Tracor shall have no express or implied power, authority or responsibility with respect to the Company, any Subsidiary or their businesses, Assets or agreements. Without limiting the foregoing, the Company shall not enter into any agreement, understanding, commitment or other arrangement (whether written or oral) with any Subsidiary or any officer, director, employee or agent thereof after the date hereof, without the prior written consent of Tracor, other than in the Ordinary Course of Business and except as set forth on the Disclosure Schedule.

     4.   No Inconsistent Negotiations

     The Company shall immediately cease any existing discussions or negotiations with any parties conducted prior to the date of this Agreement in respect of the acquisition of all or substantially all of the business of the Company or any Subsidiary, whether by sale of Assets or shares of capital stock, or by merger, consolidation, or similar transaction (collectively, an "Acquisition Transaction"). The Company shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, (i) solicit or initiate discussions or negotiations with, or provide any nonpublic information to, any person other than Tracor or its Affiliates concerning an Acquisition Transaction, or (ii) otherwise solicit or initiate inquiries or the submission of any Proposal contemplating an Acquisition Transaction. The Company shall promptly communicate to Tracor the terms, including the identity of the Person making such Proposal, of any inquiry or Proposal which it may receive in respect of an Acquisition Transaction. Nothing contained in this Agreement shall be construed to prohibit the Board of Directors of the Company from any or all of the following, if the Board of Directors of the Company is advised by its legal counsel that the failure to so act could involve a breach of fiduciary duty on the part of the Board of Directors: (a) engaging in discussions or negotiations with, and providing nonpublic information to, any person other than Tracor or its Affiliates which has initiated discussions or negotiations, or made an unsolicited inquiry or Proposal, concerning an Acquisition Transaction (including other parties solicited by the Company prior to the date of this Agreement), (b) withdrawing, modifying or refraining from making its recommendation to the shareholders of the Company of the Merger, and (c) accepting an offer for an Acquisition Transaction which the Board of Directors of the Company believes is more favorable to the Company or to its shareholders than the Merger ("Superior Transaction") and recommending the Superior Transaction to the shareholders of the Company.

     5.   News Releases

     Neither Tracor nor the Company or its Subsidiaries shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Agreement without the prior approval of Tracor and the Company (which approval shall not be unreasonably withheld and shall be consistent with applicable legal requirements).

     6. Exercise of Options; Termination of Stock Option Plans and Agreements

     The Company shall, prior to Closing, if requested by Tracor, take such actions as may be necessary to (a) permit each holder of a Company Stock Option to exercise all such Company Stock Options held by such holder on or prior to the Closing, and (b) terminate all of the Company's stock option plans, stock option agreements, and stock repurchase agreements, to be effective no later than the Closing Date. The Company shall, as of the Effective Time, take such actions as may be necessary to cause unvested grants to become vested and then immediately thereafter terminate the Company's Stock Bonus Plan. Each share of Company Common Stock issued by the Company pursuant to the Company's stock option plans and agreements or Stock Bonus Plan prior to or on the Closing Date shall be valued by the Company, for federal and state income tax purposes, at an amount at least equal to the Initial Cash Payment per Fully Diluted Share.

     7.   Subsequent Events

     The Company shall notify Buyer and Tracor shall notify the Company promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in an omission from, or breach of, any of the covenants, agreements, representations or warranties made in this Agreement, the Disclosure Schedule or any other Document furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of covenants or agreements disclosed in such notification or affect the conditions precedent set forth in Articles 6 or 7 hereof.

     8.   Indemnification and Insurance

          (a) Indemnification. Tracor, on behalf of the Surviving Corporation, agrees that all rights to indemnification from the Company existing on the date hereof in favor of the present or former officers or directors of the Company with respect to actions taken in their capacity as such officers and directors prior to the Effective Time as provided in the Company's Certificate of Incorporation or By-Laws or similar documents of any of the Subsidiaries shall survive the Merger as obligations of the Surviving Corporation following the Effective Time and remain in full force and effect, and shall not be modified in any way which reduces such indemnification except with the consent of such persons, and all such rights in any agreement in effect as of the Effective Time between the Company or any Subsidiary and any such officer or director shall survive the Merger and shall continue in full force and effect, in accordance with its terms, in either case to the extent not prohibited by law.

          (b) Insurance. Tracor will use its Best Efforts to maintain and continue in effect, for a period of at least three (3) years following the Effective Time, the officers' and directors' insurance policies covering the Company's officers and directors then maintained by the Company or comparable (in scope and amount of coverage) officers' and directors' insurance policies.

     9.   Certain Benefits

     Each of the Company, Tracor and Merger Sub acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of the Company (to the extent such concept is applicable) for the purposes of the agreements, contracts, plans, programs, policies and arrangements of the Company described in the Disclosure Schedule. From and after the Effective Time, the Surviving Corporation shall (a) honor the Company's management incentive plan and the Company's discretionary bonus practice for the year ending December 31, 1996, not to exceed previously budgeted amounts without approval of the Surviving Corporation's Board of Directors, (b) honor the Company's director and management deferred compensation plan, provided that the Surviving Corporation may amend such Plan effective January 1, 1997, if Tracor deems it necessary to cause it to comply with applicable Internal Revenue Service and Securities and Exchange Commission regulations, and (c) honor the Company's severance practices until December 31, 1997, at which time the employees of the Surviving Corporation shall become participants in the Vitro Corporation severance plan or, at the option of Tracor, in another severance Plan maintained by Tracor or any of its Subsidiaries.
All participants in the Company's 401(k) Plan shall be vested in their account balances thereunder as of the Effective Time and effective as soon as practicable thereafter and in any event, prior to January 1, 1997, become participants in the Tracor, Inc. 401(k) savings plan, provided that the employer's matching contribution shall be consistent with that in the Cordant, Inc. 401 (k) savings plan. For the purposes of participating in any severance, 401(k), vacation or defined benefit plan, each participant's years of service with the Company shall be deemed the same number of years of service with Tracor or one of its subsidiaries; provided, however that with respect to defined benefit plans, such years of service shall be deemed to be the same for vesting purposes only. Regular employees of the Surviving Corporation will be eligible for continued health and welfare benefit plans after the Effective Time (i.e. comprehensive medical and dental insurance, long term and short term disability insurance, employee assistance program, health care and dependent care flexible spending accounts, life and accident insurance, vacation and holidays). For the purposes of participating in any medical and dental plan maintained by Tracor or any of its subsidiaries (i) any pre-existing conditions qualifications of such Plan shall be waived, and (ii) employees of the Surviving Corporation who have made payments in respect of any deductible amounts under a medical or dental Plan maintained by the Company, shall be given credit therefor under any such plan maintained by Tracor or one of its subsidiaries.

     10.    Employment Agreements

     Cordant, Inc. shall enter into the Executive Employment Agreements, in the form attached hereto as Exhibit F, effective as of the Effective Time, with the Executives and for the positions, base salaries and total targeted compensation set forth in a letter agreement signed by such Executives and Cordant, Inc. concurrently with the execution of this Agreement.

     11.    Compliance with Conditions Precedent

     The Company, Tracor and Merger Sub will each use its Best
Efforts to cause the conditions precedent to the Merger set forth in Articles 6 and 7 hereof to be fulfilled subject to the terms hereof.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     PRINCIPAL SHAREHOLDERS

     Except as contemplated by this Agreement or as specified in the Disclosure Schedule, the Company represents and warrants and the Principal Shareholders represent and warrant (which representations and warranties shall be deemed to be qualified by the disclosures with respect thereto set forth in the Disclosure Schedule) to Tracor and Merger Sub as follows:

     1.   Organization and Standing

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect on the Company.

     2.   Subsidiaries

     The Company has no subsidiaries and no equity investment or other interest in, nor has the Company made advances (other than prepayments made in the Ordinary Course of Business) or loans to, any Person. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is qualified to conduct business and is in good standing in the states, countries and territories listed in the Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect on any Subsidiary.

     3.   Certificate of Incorporation and Bylaws

     The Company has furnished to Tracor a true and complete copy of the certificate of incorporation of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable governmental authority) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.

     4.   Capitalization

          (a) Authorized Capital of the Company. The authorized capital of the Company as of the date hereof consists of:

               (i) Company Common Stock: twenty million (20,000,000) shares of Company Common Stock, of which four million five hundred nineteen thousand four hundred twenty (4,519,420) shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, and have been issued in compliance with all applicable federal and state securities laws; provided, however, that certain shares of Company Common Stock were paid for, in part, by those holders of shares of Common Stock identified in the Disclosure Schedule by the execution of promissory notes payable to the Company;

               (ii)  Reserved Company Common Stock: The Company has reserved
          (A) four hundred twenty-two thousand four hundred ninety (422,490) shares of Company Common Stock for issuance pursuant to the Company's Stock Option Plan and (B) five hundred thirty thousand three hundred eighty (530,380) shares of Company Common Stock for issuance pursuant to the Company's Stock Bonus Plan. Except as described in this Section 4.4(a)(ii), the Company has not reserved any capital stock for any purpose and there are no options, warrants, conversion privileges, preemptive rights or other rights currently outstanding to purchase or receive any of the capital stock of the Company;

               (iii) Series A Preferred Stock: seventeen thousand eight hundred eighty-eight (17,888) shares of Series A Preferred Stock, of which no shares are validly issued and outstanding;

              (iv) Series B Preferred Stock: eleven thousand (11,000) shares of Series B Preferred Stock, of which no shares are validly issued and outstanding; and

               (v) Unclassified Preferred Stock: seventy-one thousand one hundred twelve (71,112) shares of unclassified preferred stock, of which no shares are validly issued and outstanding.

          (b) Authorized Capital of Subsidiaries. The Disclosure Schedule sets forth the authorized capital stock of each subsidiary of the Company and the ownership of the outstanding capital stock of each subsidiary. All of such shares of capital stock of subsidiaries have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. The Company or its subsidiaries, as applicable, directly owns such shares of capital stock of the subsidiaries free and clear of all Encumbrances.
     There are no options, warrants, conversion privileges, preemptive rights or other rights currently outstanding to purchase or receive any of the capital stock of any subsidiary.

          (c) Option and Bonus Shares. All shares of Company Common Stock to be issued upon the exercise of Company Stock Options, and all Bonus Shares of Company Common Stock to be issued under the Stock Bonus Plan subsequent to the date hereof, will be, when issued, duly authorized, validly issued, fully paid and nonassessable, free of any Encumbrance, and issued in compliance with all applicable federal and state securities Laws.

          (d) Outstanding Agreements. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, registration for sale, redemption, repurchase or transfer of Company Common Stock, any other securities of the Company, or any securities of any Subsidiary.

     5.   Directors, Officers and Employees

     The Disclosure Schedule lists all current directors, officers and employees of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration and bonuses either as targeted for 1996 or paid for 1995 (except bonuses which have not been determined for the current fiscal year) in the current fiscal year.

     6.   Financial Statements

     The Company has prepared and furnished to Tracor, and there are included as exhibits that are part of the Disclosure Schedule, the audited consolidated balance sheets of the Company as of the end of the fiscal year ending in each of 1992, 1993, 1994 and 1995, and the audited consolidated statements of operations, stockholders' equity and cash flows for each of such fiscal years, and the unaudited consolidated balance sheet of the Company as of June 30, 1996, and the unaudited consolidated statements of operations and changes in cash flows for the period then ended.
All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 4.6 or furnished to Tracor after the date hereof pursuant to this Agreement: (a) are in accordance with the books and records of the Company, (b) present fairly the consolidated financial position of the Company as of the dates and the results of operations and cash flows for the periods indicated, and (c) have been prepared in accordance with GAAP.

     7.   No Liabilities

     Except as reflected in the financial statements furnished pursuant to this Agreement, there are no material liabilities (whether contingent or absolute, matured or unmatured) of the Company or any Subsidiary. Since the Current Balance Sheet Date, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured) other than in the Ordinary Course of Business.

     8.   Accounts Receivable

     The accounts receivable of the Company and the Subsidiaries shown on the balance sheets furnished pursuant to Section 3.3(d) or 4.6, or thereafter acquired by any of them, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, except to the extent of the allowance for doubtful accounts shown on such balance sheets.

     9.   Taxes

          (a) Filing of Tax Returns; Payment of Taxes. The Company and the Subsidiaries have (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all the Company Tax Returns required to be filed by the Company and the Subsidiaries on or before the Closing Date with respect to all applicable Taxes, and no penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have timely paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company Tax Returns; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to Tracor pursuant to Section 3.3(d) or 4.6 adequate reserves (in conformity with GAAP) for the payment of such Taxes. The amounts set up as reserves for Taxes on the consolidated financial statements of the Company furnished pursuant to Section 3.3(d) or 4.6 are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of an affiliated group, pursuant to Treasury Regulation Section 1.1502-6 or otherwise) or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) Unpaid Taxes. Except for those matters set forth in Exhibit H attached hereto, neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of an affiliated group, pursuant to Treasury Regulation Section 1.1502-6 or otherwise) or as a transferee, has or on the Closing Date will have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in financial statements furnished to Tracor pursuant to Section 3.3(d) or 4.6.

          (c) Deficient Taxes. There is no action, suit, proceedings, audit, investigation or claim pending or, to the knowledge of the Company, threatened in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any Subsidiary. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any Subsidiary, and no power of attorney granted by the Company or any Subsidiary with respect to any tax matters is currently in force.

          (d) Tax Returns. The Company has furnished to Tracor true and complete copies of all the Company Tax Returns for the past 5 years and all written communications with the Internal Revenue Service relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

          (e) Partnerships, Affiliated Groups, Etc. Neither the Company nor any of the Subsidiaries (i) is or has ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it;
     (iii) is subject to Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; (v) is a party to an agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (except for the "indemnification agreement" dated October 16, 1992 with Centel for 1991 tax NOL carrybacks to the Centel Affiliated Group returns for prior to March 27, 1990); or (vi) other than being a member of the Centel "affiliated group" prior to March 27, 1990, and of the M/A-COM, Inc. "affiliated group" prior to October, 1986, has ever been a member of an "affiliated group" (as defined in Section 1504(a) of the Code) which did not have the Company as the common parent corporation.

          (f) Property Owned by Others; Tax-Exempt Property. None of the Assets and properties of the Company or the Subsidiaries is an Asset or property that Tracor is or will be required to treat as being (i) owned by any other person pursuant to the provisions of
     Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of
     Section 168(h)(1) of the Code.

          (g)  Closing Agreements.  No closing agreement pursuant to
     Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign Law has been entered into by or with respect to the Company or any of the Subsidiaries or any Assets thereof.

          (h) Disclosure of Positions. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662 of the Code have been disclosed on such Tax Returns or there is or was substantial authority for such treatment.

          (i) Non-deductible Payments. Neither the Company nor any of the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or under Section 162(m) of the Code.

          (j) Excess Loss Accounts; Deferred Intercompany Gains. No "excess loss account"or "deferred intercompany gain" (as such terms are described in Treasury Regulation Section 1.1502) exists for, between or with respect to the Company or any of the Subsidiaries.

          (k) Tax Elections. Neither the Company nor any of the Subsidiaries has made any tax elections under any Section of the Code, including, without limitation under any of Sections 108, 168, 338, 441 (except for a change of tax year election made in 1986 to a calendar year tax period), 472, 1017, 1033 or 4977, or Treasury Regulation 1.1502.

          (l) Change in Accounting Method. Neither the Company nor any of the Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of any change in any accounting method. Neither the Company nor any of the Subsidiaries has an application pending with any taxing authority requesting permission for a change in any accounting method.

          (m) Foreign Persons. Neither the Company nor any of the Subsidiaries is a foreign person within the meaning of
     Section 1445(b) of the Code.

     10.    Conduct of Business; Absence of Material Adverse Effect

     Since the Current Balance Sheet Date, there has been no change which could reasonably be expected to cause a Material Adverse Effect, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary or any event, condition or contingency that is, in the reasonable judgment of management of the Company, likely to result in such a Material Adverse Effect in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary, other than changes resulting from developments affecting the federal government contracting industry generally. Since the Current Balance Sheet Date, the Company and the Subsidiaries have conducted their respective businesses diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred a material loss of, or significant injury to, any Assets of the Company or of any such Subsidiary as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock (except as permitted by this Agreement), bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred, or become subject to, any material obligation or material liability (absolute or contingent, matured or unmatured), except current liabilities incurred in the Ordinary Course of Business; (d) discharged or satisfied any Encumbrance or paid any material obligation or material liability (absolute or contingent, matured or unmatured) other than current liabilities or credit lines shown in the balance sheets furnished pursuant to Section 3.3(d) or 4.6, and current liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (g) sold, exchanged, leased, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business;
(h) written down the value of any Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, would have a Material Adverse Effect; (i) entered into any transactions other than in the Ordinary Course of Business; (j) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees or consultants; (k) made or permitted any amendment or termination of any material agreement to which it is a party which would have a Material Adverse Effect; (1) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee other than in the Ordinary Course of Business; (m) directly or indirectly paid any severance or termination pay to any officer or employee other than in the Ordinary Course of Business; (n) made capital expenditures, or entered into commitments therefor, aggregating more than Two Hundred Fifty Thousand Dollars ($250,000); (o) made any change in any method of accounting or accounting practice; (p) entered into any transaction of the type described in Section 4.23; or (q) made an agreement to do any of the foregoing.

     11.    Assets

     The Company and the Subsidiaries have good, valid and marketable title to all Assets respectively owned by them, including, without limitation, all Assets reflected in the balance sheets furnished pursuant to Section 3.3(d) and 4.6 and all Assets purchased by the Company or by any Subsidiary since the Current Balance Sheet Date (except for Assets reflected in such balance sheets or acquired since the Current Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. The Assets, taken as a whole, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which each is presently or has historically been used.

     12.    Insurance

     The Disclosure Schedule lists all policies of title, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company and the Subsidiaries. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company and by each Subsidiary with all requirements of Law and of all agreements to which the Company or any Subsidiary is a party; (d) are valid and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties, and provide adequate insurance coverage for the businesses and Assets of the Company and the Subsidiaries; (f) provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and (g) will not terminate or lapse by reason of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary has received (i) any notice of cancellation of any such policy or refusal of coverage thereunder, (ii) any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other notice that any such policy is no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

     13.    Intellectual Property

     The Disclosure Schedule lists all material franchises, trademarks, service marks, trade names, copyrights, patents and applications therefor owned or licensed by or registered in the name of the Company or any Subsidiary. The Company and the Subsidiaries own all of the Intellectual Property listed in the Disclosure Schedule purported to be owned by each of them free and clear of all Encumbrances, pay no royalty to anyone with respect to any Intellectual Property and have the right to bring action for the infringement of such Intellectual Property. The Company and the Subsidiaries own or possess adequate rights to use all Intellectual Property necessary to the conduct of the present business of the Company and the Subsidiaries. Neither the Company nor any Subsidiary has any knowledge, or has received any notice to the effect, nor have any claims been asserted, that any product the Company or any Subsidiary manufactures or sells or that any service the Company or any Subsidiary renders, or that the marketing or use by the Company, any Subsidiary or another of any such product or service, may or is claimed to infringe any Intellectual Property or legally protectable right of another. Neither the Company nor any Subsidiary or, to the best knowledge of the Company, the other party or parties thereto, is in breach of any license or sublicense with respect to any item of Intellectual Property, except where any such breach would not have a Material Adverse Effect.

     14.    Debt Instruments

     The Disclosure Schedule lists all material mortgages, indentures, notes, guarantees and other agreements for or relating to borrowed money or credit facilities (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject. The Company and the Subsidiaries have performed all material obligations required to be performed by any of them to date and are not in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     15.    Real Property

     The Disclosure Schedule lists the addresses of all real property now used or occupied by the Company and its Subsidiaries and the name of the record owner thereof. The Company has delivered or made available to Tracor correct and complete copies of the leases and subleases for the real property listed on the Disclosure Schedule which is leased by the Company or any Subsidiary. Each such lease and sublease is in full force and effect and gives the lessee or sublessee thereunder the right to use and occupy the demised premises thereunder for the uses set forth therein. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, the other party or parties thereto, is in breach of any term of any such lease or sublease, except where any such breach would not have a Material Adverse Effect. Neither the Company nor any Subsidiary owns or has owned any real property.

     16.    Leases

     The Disclosure Schedule lists all material leases and other material agreements under which the Company or any Subsidiary is lessee or lessor of any Asset (other than real property), or holds, manages or operates any Asset (other than real property) owned by any third party, or under which any Asset (other than real property) owned by the Company or by any Subsidiary is held, operated or managed by a third party. Each such lease and other Agreement (i) is in full force and effect, (ii) constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company or such Subsidiary in accordance with its terms, (iii) to the Company's knowledge, constitutes a legal, valid and binding obligation of, and is legally enforceable against, the other parties thereto in accordance with its terms and (iv) grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto, if any, have been obtained, all necessary filings or registrations therefor, if any, have been made, and there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company and the Subsidiaries have in all material respects performed all obligations thereunder required to be performed by any of them to date. No party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     17.    Licenses, Permits and Authorizations

     The Disclosure Schedule contains a list of all licenses, approvals, consents, franchises and other permits of or with any governmental regulatory or administrative authority, whether foreign, federal, state or local, which are held by the Company or any Subsidiary. All such licenses, franchises and other permits are in full force and effect and there are no proceedings pending or, to the best knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Such licenses, approvals, consents, franchises and permits constitute all of the material licenses, approvals, consents, franchises and permits necessary to permit the Company and its Subsidiaries to own, operate, use and maintain their Assets in the manner in which they are now operated and to conduct the business of the Company and its Subsidiaries as currently conducted. All required filings with respect to such licenses, approvals, consents, franchises and permits have been timely made and all required applications for renewal thereof have been timely filed.

     18.    Other Agreements

          (a) Enforceability, Etc. of Other Agreements. The Disclosure Schedule lists all agreements of a nature described in (b) below to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound at the date hereof. Each such agreement (i) is in full force and effect, (ii) constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company or such Subsidiary in accordance with its terms, (iii) to the Company's knowledge, constitutes a legal, valid and binding obligation of, and is legally enforceable against the other parties thereto. All necessary governmental approvals with respect thereto, if any, have been obtained, all necessary filings or registrations therefor, if any, have been made, and there have been no threatened cancellations thereof and there are no outstanding material disputes thereunder. The Company and the Subsidiaries have in all material respects performed all the obligations thereunder required to be performed by any of them to date. No party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Except as specified on the Disclosure Schedule, there are no renegotiations of, or, to the best knowledge of the Company, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any Subsidiary under current or completed contracts, with any Person or entity having the contractual or statutory right to demand or require such renegotiation. Neither the Company nor any Subsidiary has received any written demand for such renegotiation in respect of any such contract. Except as set forth in the Disclosure Schedule, no customer or government contract officer has asserted that any material adjustments are required to the terms of any contracts.

          (b) No Other Agreements. Neither the Company nor any Subsidiary is a party to any written (i) agreement for the employment of any officer or employee; (ii) material contract to which any employee, consultant, or contractor of the Company or any Subsidiary is bound which in any manner purports to (A) restrict such employee's consultant's, or contractor's freedom to engage in any line of business or to compete with any other Person, or
     (B) assign to any other Person (other than the Company or any Subsidiary) such employee's, consultant's, or contractor's rights to any material invention, improvement, or discovery;
     (iii) material license agreement or material distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement; (iv) lease, rental or occupancy agreement, license, installment or conditional sale agreement, or other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $500,000 over the remaining term;
     (v) material licensing agreement or other contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of Intellectual Property; (vi) agreement with any labor organization or other collective bargaining unit; (vii) agreement for the future purchase (other than for resale) of materials, supplies, services, merchandise or equipment involving payments of more than Five Hundred Thousand Dollars ($500,000) over its remaining term (including, without limitation, periods covered by any option to renew by either party); (viii) agreement for the purchase, sale or lease of any real estate or other Assets, (ix) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or agreement; (x) agreement for the sale of any of its Assets or the grant of any preferential rights to purchase any of its Assets or rights, other than in the Ordinary Course of Business; (xi) joint venture agreement or other agreement involving the sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any other person; (xii) note, debenture, other evidence of indebtedness, guarantee, loan, credit or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing, other than in the Ordinary Course of Business;
     (xiii) outstanding loan to any person or entity or receivable due from any stockholder of the Company or persons or entities controlling, controlled by or under common control with the Company other than as evidenced by the promissory notes executed by holders of Company Common Stock identified in the Disclosure Schedule which promissory notes were executed in connection with the acquisition of such shares of Company Common Stock; (xiv) contract providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payment for goods;
     (xv) power of attorney which is currently effective and outstanding, other than in the Ordinary Course of Business;
     (xvi) contract requiring capital expenditures after the date hereof in an amount in excess of $100,000; (xvii) warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business; (xviii) amendment, supplement, or modification in respect of any of the foregoing; (xix) any other agreement material to the business or operations of the Company and its Subsidiaries, taken as a whole; and (xx) any agreement (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company or any Subsidiary which, either individually or in the aggregate, could have a Material Adverse Effect.

     19.    Books and Records

     Except with respect to the items (and only to the extent of such items) set forth on Exhibit H, the books of account, stock records, minute books and other records of the Company and the Subsidiaries are true and complete and have been maintained in accordance with good business practices, including, but not limited to, the maintenance of a good system of internal controls, and the matters contained therein are appropriately and accurately reflected in the financial statements of the Company furnished pursuant to Section 3.3(d) or 4.6. At the Closing, all of these books and records will be in the possession of the Company and its Subsidiaries.

     20.    Litigation; Disputes

          (a) Litigation, Etc. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the knowledge of the Company, threatened or reasonably anticipated against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. Neither the Company nor any Subsidiary is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority. Except as set forth in the Disclosure Schedule, there is no unsatisfied judgment, order or decree requiring the payment of $10,000 or more individually or in the aggregate.

          (b) Other Disputes. Neither the Company nor any Subsidiary is currently involved in or reasonably anticipates any dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons or entities) which, individually or in the aggregate, may have a Material Adverse Effect.

     21.    Labor Relations

     Neither the Company nor any Subsidiary has engaged in any unfair labor practice and there are no strikes, work slowdowns or stoppages, grievance proceedings, union organization efforts or other controversies pending, or, to the Company's knowledge, threatened or reasonably anticipated between the Company or any Subsidiary and (i) any current or former employees of the Company or of any Subsidiary or (ii) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance in all material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, benefits, collective bargaining, safety and health, plant closings, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, the payment of social security and similar Taxes, employee privacy and right to know. Neither the Company nor any Subsidiary is liable for the payment of Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of such Laws. Except as specified on the Disclosure Schedule, there are no collective bargaining agreements, employment agreements between the Company or any Subsidiary and any of their respective employees not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary.

     22.    Pension and Benefit Plans

          (a) Plans and Other Arrangements. Neither the Company nor any Subsidiary (i) maintains or ever has maintained any Plan or Other Arrangement, (ii) is or ever has been a party to any Plan or Other Arrangement or (iii) has obligations under any Plan or Other Arrangement.

          (b) Delivery of Documents. The Company has furnished to Tracor true and complete copies of each of the following Documents:
     (i) the Documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (iii) for the four (4) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Plan; (v) all DOL opinions on any Plan and all material correspondence relating to the request for and receipt of each opinion; (vi) all material correspondence with the PBGC on any Plan; (vii) all Internal Revenue Service rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice; and (viii) all agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Tracor true and complete copies of each policy, agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all material correspondence or other submissions with any governmental agency, and all current agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

          (c) Multiemployer Plans, Etc. No Plan is a Multiemployer Plan, a Minimum-Funding Plan or a Defined Benefit Plan.

          (d) Contributions; Administration. The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase Tracor's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement. All Plans and Other Arrangements have been administered and maintained in accordance with their terms and provisions.

          (e) Qualified Plans. The Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the Internal Revenue Service with respect to each Qualified Plan, and the Company has furnished to Tracor true and complete copies of all such determination letters and all material correspondence relating to the applications therefor. All statements made by or on behalf of the Company or any Subsidiary to the Internal Revenue Service in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

          (f) Compliance With Laws. The Company and the Subsidiaries have complied with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. The Company and the Subsidiaries have no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. The Company and the Subsidiaries have no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and, to the Company's knowledge, there exist no facts that could give rise to such a claim.

          (g) Prohibited Transactions. Neither the Company, any Subsidiary nor any of the Plans has engaged in any transaction in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA or a "prohibited transaction" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code.

          (h) Terminated Plans. No Plan that covered any current or former employees of the Company or a Subsidiary, nor any other Plan, has been terminated since 1980. The Company has furnished to Tracor true and complete copies of all government filings, employee communications, board minutes and all other Documents relating to each Plan termination.

          (i) Non-Deductible Payments. No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or that is an "excess parachute payment" pursuant to
     Section 280G of the Code.

          (j) Welfare Plans. No Plan is a funded Welfare Plan that provides benefits to current or former Company or Subsidiary employees or their beneficiaries.

          (k) Post-Retirement Benefits. No Plan promises or provides post-retirement medical, life insurance or other benefits now or in the future to current, former or retired employees of the Company or any Subsidiary.

          (l) Health Care Continuation-Coverage Requirements. All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under
     Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final Treasury regulations under Section 162 of the Code explaining those requirements.

          (m) Reports, Fees, Etc. The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans and Other Arrangements that they are required to file and
     (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for the Company or any Subsidiary have been timely reported, fully paid and discharged, and there are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other person that are or could become a lien on any Asset of the Company or any Subsidiary or could otherwise adversely affect the businesses or Assets of the Company or any Subsidiary. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

     23.    Transactions with Related Parties

     Neither any present or former officer, director or stockholder of the Company or any Subsidiary, nor any Affiliate of such officer, director or stockbroker, is currently a party to any transaction with the Company or any Subsidiary, including, without limitation, any agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

     24.    Restrictions and Consents

     To the Company's knowledge, there are no agreements, Laws or other restrictions of any kind to which the Company or any Subsidiary (or any asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Agreement or result in any penalty, forfeiture, agreement termination, or restriction on business operations of Tracor, the Company or any Subsidiary as a result of the execution, delivery or performance of this Agreement, the result of which, either individually or in the aggregate, could have a Material Adverse Effect. No consent of any party to any contract to which the Company or any Subsidiary is a party is required in connection with the Merger, except where the failure to obtain such consent would not have a Material Adverse Effect. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger contemplated by this Agreement, other than filings and approvals required by the HSR Act.

     25.    Authorization

     The Company has all requisite corporate power and authority (subject to the approvals discussed below) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by its Board of Directors (which authorization and approval has not been modified or rescinded and is in full force and effect) and do not and will not:
(a) require any other corporate action, including any consent or approval of the holders of Company Common Stock other than that which will have been obtained prior to the Closing and evidence of which will have been provided to Tracor; (b) conflict with, or violate any provision of, any Law having applicability to the Company or any Subsidiary or any of their respective Assets, or any provision of the articles of incorporation or bylaws of the Company or any Subsidiary; (c) conflict with, or result in any breach of, or constitute a default under, or terminate any agreement to which the Company or any Subsidiary is a party or by which it or any of its Assets may be bound, the result of which, either individually or in the aggregate, could have a Material Adverse Effect;
(d) violate any provision of any order, judgment or decree applicable to the Company or any Subsidiary; (e) result in a violation or revocation of any required license, permit or approval from any governmental or third party; or (f) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any material nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary.

     26.    Absence of Violation

     Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, any term or provision of its certificate or articles of incorporation or bylaws or any agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any Asset thereof is bound or affected, the result of which, either individually or in the aggregate, could have a Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws (including Environmental Laws), the failure to comply with which could have a Material Adverse Effect. Neither the Company, the Subsidiaries nor any of their officers or directors, or, to the Company's knowledge, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     27.    Environmental Matters

     The Company and its Subsidiaries are and at all times have been in compliance with all Environmental Laws, except where such instances of noncompliance would not be expected by the Company to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law. All real property previously leased by the Company or any of its Subsidiaries was, at all times during which such premises were occupied by the Company or any of its Subsidiaries, free from contamination from Hazardous Materials as a result of the conduct of the Company or any Subsidiary or, to the best of the Company's knowledge, any other party. No notices of any violation or alleged violation of, or any liability under, any Environmental Law relating to the operations or properties of the Company or any Subsidiary have been received by the Company or any Subsidiary. There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings, administrative actions or investigations pending or, to the knowledge of the Company, threatened, alleging that the Company or any Subsidiary is in violation of any Environmental Law, or that the Company or any Subsidiary is a party responsible for remedial action pursuant to any Environmental Law. The Company and each Subsidiary has all permits, licenses and authorizations required under the Environmental Laws for the operation of their business as it is currently operated and, to the Company's knowledge, based on the manner in which the business of the Company and its Subsidiaries currently is conducted, no modification or change to the operations of such business will be required upon renewal of any such permits, licenses and authorizations.

     28.    Government Contracts

     Neither the Company nor any Subsidiary has received notice of any claim, suit or investigation asserting or alleging the commission of criminal acts or bribery by either the Company or any Subsidiary with respect to any contract between the Company or any Subsidiary and the United States government or a department or agency thereof (a "Government Contract"). Neither the Company nor any Subsidiary has been debarred or suspended from participation in the award of contracts with the United States government or any agency or department thereof (it being understood that debarment and suspension does not include ineligibility to bid for certain contracts due to generally applicable bidding requirements). Neither the Company or any Subsidiary has received written notice of any kind from the United States government or any agency or department thereof alleging any violation, or notifying the Company or any Subsidiary of any investigation of a possible violation, of any applicable law, rule, or regulation of the Company or any Subsidiary or any act for which the Company or any Subsidiary could be debarred or suspended from contracting with any agency of any government, or prohibiting or seeking to prohibit the Company or any Subsidiary from conducting, or restricting or seeking to restrict the Company's or any Subsidiary's ability to conduct, all or any part of its business or operations or from contracting with any government. No payment has been made by the Company or any Subsidiary, or, to the best knowledge of the Company or any Subsidiary, by any person acting on its or their behalf, to any person in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act. The cost accounting and purchasing systems maintained by the Company and its Subsidiaries with respect to Government Contracts are in compliance with all applicable United States government Laws and regulations in all material respects. The Disclosure Schedule identifies the current reasonable best estimate of the Company of the "cost to complete" of each material firm fixed price contract (other than contracts on an indefinite delivery/indefinite quantity basis) pursuant to which the Company or any Subsidiary is required to perform services and/or deliver products and the Company's current reasonable best estimate of the aggregate amount of payments to be received under each such contract. None of such contracts has accrued or is expected by the Company to result in any losses.

     29.    Copies of Documents

     True and complete copies of all Documents listed in the Disclosure Schedule have been furnished to Tracor, on request, prior to the execution of this Agreement, or shall be furnished to Tracor, on request, promptly after such request.

     30.    Binding Obligation

     This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms; and each Document to be executed by the Company or any Principal Shareholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation thereof, enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether this Agreement or any such Document is considered in a proceeding in equity or at Law).

5.   REPRESENTATIONS AND WARRANTIES OF TRACOR AND MERGER SUB

     Tracor and Merger Sub jointly and severally represent and warrant to the Company as follows:

     1.   Organization and Standing

     Each of Tracor and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Tracor and Merger Sub has all requisite corporate power and authority to carry on its business as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

     2.   Capitalization

     As of the date hereof, at the Effective Time and at all times prior to the Effective Time, Tracor owns and shall own all of the outstanding capital stock of Merger Sub.

     3.   Authorization

     The execution, delivery and performance by Tracor and Merger Sub of this Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Tracor and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by their respective Boards of Directors (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, any term or provision of their respective certificate of incorporation or bylaws, or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which Tracor or Merger Sub is a party or by which Tracor or Merger Sub is bound. No other corporate action (including shareholder approval) is necessary for Tracor or Merger Sub to enter into this Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     4.   Binding Obligation

     This Agreement constitutes a valid and binding obligation of each of Tracor and Merger Sub, enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether this Agreement is considered in a proceeding in equity or at law). Each Document to be executed by Tracor or Merger Sub pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Tracor or Merger Sub, as applicable, enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such Document is considered in a proceeding in equity or at law).

     5.   Consents and Approvals

     Except for applicable requirements of the HSR Act and the filing and recording of the Certificate of Merger, as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Tracor and Merger Sub of the Merger contemplated by this Agreement.

     6.   Funds Available

     Tracor has the financial ability to perform its obligations contemplated by this Agreement, including without limitation providing the requisite amount of funds required as Merger Consideration hereunder. The Merger will not be effected when Tracor is insolvent or would be rendered insolvent thereby. The Merger will be effected with funds which Tracor has on hand, without the need for borrowing solely for the purpose of effectuating the Merger or using the assets of the Company as collateral therefor; provided however, that the parties recognize that Tracor will continue to borrow funds from time to time for its general corporate purposes, and that consistent with Tracor's normal financing practices, the Surviving Company will guarantee a portion of such borrowings not in excess of its net worth. The Surviving Corporation's stock will also be pledged by Tracor to secure such borrowings and the Surviving Corporation's assets will be pledged and/or mortgaged to secure such guarantee.

     7.   Litigation

     There are no actions, suits, proceedings, reviews or investigations, pending or, to the best knowledge of Tracor and Merger Sub, threatened involving Tracor or the Merger Sub, at law or in equity, or before any Governmental Entity which might materially and adversely affect their ability to perform their obligations under this Agreement.

     8.   Investment Company Act

     Neither Tracor nor Merger Sub is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company to carry out the provisions of this Agreement, unless such failure is agreed to in writing by the Company:

     1.   Representations and Warranties

     The representations and warranties made by Tracor and Merger Sub in this Agreement or in any Document furnished by Tracor and Merger Sub pursuant to this Agreement shall be true and complete in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes which are contemplated or expressly permitted by this Agreement.

     2.   Performance

     Tracor and Merger Sub shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to the Closing Date.

     3.   Legal Proceedings

     No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Company.

     4.   Tracor's Certificate

     Tracor shall have delivered to the Company a certificate, dated as of the Closing Date and executed by a senior officer of Tracor, certifying to the fulfillment of the conditions set forth in Sections 6.1 through 6.3.

     5.   Documents at Closing

     All documents required under this Agreement to be furnished by Tracor to the Company prior to or at the Closing shall have been so furnished.

     6.   Consents

     All consents, authorizations and approvals of governmental, quasi-governmental and regulatory authorities and private parties which are required to be obtained in order to consummate the transactions contemplated hereby shall have been duly obtained and shall be in full force and effect on the Closing Date.

     7.   Shareholder Approval

     This Agreement and the Merger shall have been duly approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote thereon.

     8.   HSR Act

     Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

     7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF TRACOR AND MERGER SUB

     The obligations of Tracor and Merger Sub under this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Tracer and Merger Sub to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Tracor:

     1.   Representations and Warranties

     The representations and warranties made by the Company in this Agreement and the statements contained in the Disclosure Schedule and Exhibits attached hereto or in any Document furnished by the Company pursuant to this Agreement shall be true and complete in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes which are contemplated or expressly permitted by this Agreement or resulting from the Ordinary Course of Business.

     2.   Performance

     The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to the Closing
Date.

     3.   Legal Proceedings

     No action or proceeding by or before any Governmental Entity shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement other than an action or proceeding instituted or threatened by Tracor.

     4.   Officer's Certificate

     The Company shall have delivered to Tracor a certificate, dated as of the Closing Date and executed by the Company's
President, in his capacity as such, certifying to the fulfillment of the conditions specified in Sections 7.1 through 7.3.

     5.   Documents at Closing

     All documents required under this Agreement to be furnished by the Company to Tracor prior to or at the Closing shall have been so furnished.

     6.   Consents

     All consents, authorizations and approvals of governmental, quasi-governmental and regulatory authorities and private parties which are required to be obtained in order to consummate the transactions contemplated hereby shall have been duly obtained and shall be in full force and effect on the Closing Date.

     7.   Release of Liens

     Provided that concurrently with the Closing Tracor shall pay the Company's bank line of credit in full, the Company shall obtain concurrently therewith from Signet Bank, as agent for the bank group, a release of all Encumbrances covering any Assets or property of the Company or its Subsidiaries and securing the Company's bank line of credit. All other material Encumbrances on any Assets or property of the Company or any of its Subsidiaries shall have been released prior to the Closing Date, other than the landlord's liens imposed by law with respect to the leasehold interests of the Company and its subsidiaries.

     8.   Shareholder Approval

     This Agreement and the Merger shall have been duly approved by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote thereon.

     9.   HSR Act

     Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

8.   TERMINATION

     1.   Termination

     This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time, whether before or after the approval of the matters contemplated hereunder by the shareholders of the Company or Merger Sub under any one or more of the following circumstances:

          (a)  by the mutual consent of the Company, Tracor and Merger
     Sub;

          (b) by the Company by action of its Board of Directors, and upon written notice of termination to Tracor, (i) if Tracor or the Merger Sub has failed to comply in any material respect with any material covenant or agreement herein to be complied with or performed by it or them prior to or at the Effective Time and such failure has not been cured within ten (10) days after receipt of notice thereof, (ii) it becomes reasonably certain that the Merger will not be consummated on or prior to December 31, 1996 or any earlier time if any condition to such party's obligations to effect the Merger is not capable of being satisfied by December 31, 1996; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to the Company if its breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date or the inability of such condition to be satisfied, (iii) if the Board of Directors of the Company shall have withdrawn, modified in a manner adverse to Tracor or Merger Sub, or refrained from making, its recommendation to the Company Shareholders of the Merger, in connection with a recommendation of the Board to the Company Shareholders of a Superior Transaction, if, upon written advice of the Company's counsel, the Company's Board of Directors determines that it has a fiduciary duty to do so, or (iv) the representations and warranties of Tracor and the Merger Sub shall have been breached in a material manner or become inaccurate in a material respect as of the Closing;

          (c) by Tracor or the Merger Sub, by written notice of termination delivered to the Company (i) if the Company shall have failed to comply in any material respect with any of the material covenants or agreements herein to be complied with or performed by it prior to or at the Effective Time and such failure has not been cured within ten (10) days after receipt of notice thereof, or
     (ii) it becomes reasonably certain that the Merger will not be consummated on or prior to December 31, 1996, or any earlier time if any condition to such party's obligations to effect the Merger is not capable of being satisfied by December 31, 1996; provided, however, that the right to terminate this Agreement under this
     Section 8.1(c) shall not be available to Tracor or Merger Sub if their breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date or the inability of such condition to be satisfied; or
     (iii) if the Board of Directors of the Company shall have withdrawn, modified in any manner adverse to Tracor or Merger Sub, or refrained from making, its recommendation to the Company Shareholders of the Merger, in connection with a recommendation of the Board to the Company Shareholders of a Superior Transaction, or
     (iv) there shall have occurred an event which shall have caused or is reasonably likely to cause a Material Adverse Effect (except as anticipated by this Agreement), or (v) the representations and warranties of the Company shall have been breached in a material manner or become inaccurate in a material respect as of the Closing.

          (d) by Tracor or the Company if the conditions to such party's obligations set forth in Articles 6 or 7, as applicable, have become impossible to satisfy, or (ii) any permanent injunction or other order of a court or other Governmental Entity preventing the consummation of the Merger shall have become final and non-appealable.

     2.   Effect of Termination

     In the event this Agreement is terminated as provided in this
Article 8, this Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder other than the obligations pursuant to
Section 10.3 and the last sentence of Section 3.2; provided, however, that nothing herein shall relieve any party from liability for any breach of any of its covenants or agreements in this Agreement. The parties hereto shall have any and all remedies to enforce such continuing obligations or to redress such breach provided at Law or in equity (including, without limitation, specific performance).

     3.   Amendment

     This Agreement may be amended by the Company, Tracor and Merger Sub, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, but, after such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     4.   Extension; Waiver

     At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto and
(iii) waive compliance by the other parties with any of the agreements or conditions contained herein; provided, that the foregoing shall not apply as between Tracor and Merger Sub.

     5.   Fees Upon Termination; Expenses

     Notwithstanding anything contained in Section 8.2 or elsewhere in this Agreement, in the event that the Company terminates this Agreement pursuant to clause (iii) of Section 8.1(b) hereof, or Tracor or the Merger Sub terminates this Agreement pursuant to clause (iii) of Section 8.1(c) hereof, then the Company shall, within ten Business Days following the termination of this Agreement, pay Tracor a termination fee in cash of One Million Five Hundred Thousand Dollars ($1,500,000). Except as provided in the immediately preceding sentence or as otherwise provided in Section
10.4 hereof, and whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.   HOLDER REPRESENTATIVE

     1.   Designation and Replacement of Holder Representative

     The parties have agreed that it is desirable to designate a representative to act on behalf of the Holders for certain limited purposes, as specified herein (the "Holder Representative"). The parties have designated Peter P. Kusek as the initial Holder Representative, and approval of this Agreement by the holders of Company Common Stock in accordance with the GCL shall constitute ratification and approval of such designation and the provisions of this Article 9. The Holder Representative may resign at any time, and the Holder Representative may be removed by the vote of Persons which collectively owned more than 50% of the Fully-Diluted Company Shares at the Effective Time of the Merger ("Majority Holders").
In the event that a Holder Representative has resigned or been removed, a new Holder Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Holder Representative.

     2.   Authority and Rights of Holder Representative;
Limitations on Liability

     The Holder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement and the Exchange Agent Agreement; provided, however, that the Holder Representative will have no obligation to act on behalf of the Holders, except as expressly provided herein.
Without limiting the generality of the foregoing, the Holder Representative shall have full power, authority and discretion to estimate and determine the amounts of Holder Allocable Expenses, to pay such Holder Allocable Expenses in accordance with Section 2.11 hereof and to act on behalf of all Company Indemnified Parties pursuant to Section 10.1 hereof. The Holder Representative will have no liability to Tracor, the Company, or the Holders with respect to actions taken or omitted to be taken in its capacity as Holder Representative, except with respect to the Holder Representative's gross negligence or willful misconduct. The Holder Representative will at all times be entitled to rely on any directions received from the Majority Holders; provided, however, that the Holder Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as Holder Representative, unless the Holder Representative is holding funds delivered to it under Article 2 of this Agreement and/or has been provided with other funds, security or indemnities which, in the sole determination of the Holder Representative, are sufficient to protect the Holder Representative against the costs, expenses and liabilities which may be incurred by the Holder Representative in responding to such direction or taking such action. The Holder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Holder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Holder Representative shall be entitled to reimbursement, from funds paid to him under Article 2 of this Agreement and/or otherwise received by it in its capacity as Holder Representative pursuant to or in connection with this Agreement, for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Holder Representative in such capacity, and for indemnification against and reimbursement of any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as Holder Representative (except for those arising out of the Holder Representative's gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims.

10.    MISCELLANEOUS

     1.   Survival of Representations and Warranties;
Indemnification

          (a) Survival. All of the representations and warranties of the Company and the Principal Shareholders contained in Article 4 (other than in Section 4.9) of this Agreement and all of the representations and warranties of Tracor contained in Article 5 of this Agreement shall survive the Merger and shall continue in full force and effect for a period of eighteen (18) months after the Effective Time. The representations and warranties of the Company and the Principal Shareholders contained in Section 4.9 shall survive the Merger and shall remain in full force and effect for a period after the Effective Time equal to the applicable statute of limitations (the "Applicable Limitations Period"), subject to
     Section 10.1(b).

          (b)  Indemnification.  Subject to the provisions of this
     Section 10.1, Tracor and Merger Sub and their respective officers, directors, shareholders, agents, employees, subsidiaries, parents, assigns, successors and predecessors (collectively, the "Tracor Indemnified Parties") shall be entitled to indemnification, solely by means of offset against the Tracor Indemnification Note, for any and all damages, claims, deficiencies, losses, including Taxes, and all expenses, including fees and expenses of counsel (reduced by benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively "Damages") resulting from any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of the Company and the Principal Shareholders under this Agreement; provided, however, that after the maturity of the Tracor Indemnification Note the Tracor Indemnified Parties shall be entitled to indemnification for Damages arising as a result of any breach of Section 4.9 ("Tax Breach Damages"), but such indemnification shall be limited to the amount, if any, of principal and interest paid to the Exchange Agent for the benefit of the Holders, under the Tracor Indemnification Note. Subject to the provisions of this Section 10.1, Tracor shall indemnify in respect of, and hold (i) the Holder Representative, (ii) the Holders entitled to receive the Merger Consideration in connection with the Merger and (iii) their respective officers, directors, shareholders, employees, agents, subsidiaries, parents, successors, and assigns (the "Company Indemnified Parties") harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Tracor under this Agreement; provided, however, that Tracor's aggregate liability pursuant to this Section
     10.1 shall not exceed $5,000,000. Damages for which a claim may be asserted hereunder are hereinafter referred to as a "Loss."

          (c) Claims Procedure. All claims for indemnification by any Indemnified Party under this Section 10.1 shall be asserted and resolved as follows:

               (i) In the event that any claim or demand in respect of which any Indemnified Party would be entitled to indemnification hereunder is asserted against such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify the indemnifying party (the "Indemnifying Party") of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnified Party shall not be entitled to indemnification with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the claim or demand is not materially prejudiced. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party
          (i) whether or not it disputes entitlement of the Indemnified Party to indemnification hereunder with respect to such claim or demand, and (ii) whether or not it desires at no cost or expense to the Indemnified Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim. No claim may be settled without the consent of the Indemnifying Party, or except where there is no admission of liability of the Indemnified Party, consent of the Indemnified Party.

               (ii) In the event any Indemnified Party should have an indemnification claim hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such claim, the Indemnified Party shall be conclusively deemed to be entitled to indemnification in the amount of such claim, subject to the limitation set forth in this Section 10.1.

               (iii) In the event that any Tracor Indemnified Party sends a Claim Notice to an Indemnifying Party and such Indemnifying Party notifies the Tracor Indemnified Party within the Notice Period that the Indemnifying Party disputes the Tracor Indemnified Party's entitlement to indemnification hereunder with respect to the claim or demand described in the Claim Notice, before such Tracor Indemnified Party may exercise its right of offset against the Tracor Indemnification Note as described in Section 10.1(b), such dispute shall be settled exclusively by arbitration, in New York, New York by a panel of three arbitrators selected in accordance with and conducting the arbitration proceedings in accordance with the American Arbitration Association Rules. The Tracor Indemnified Party shall serve upon the Indemnifying Party a written demand for arbitration in accordance with the American Arbitration Association Rules.

               (iv) The parties hereto agree to abide by all awards and decisions rendered in an arbitration proceeding in accordance with this Agreement, and all such awards and decisions may be filed by the prevailing party with any court having jurisdiction over the person or property of the other party as a basis for judgment and the issuance of execution thereon. The fees of the arbitrator(s) and related expenses of arbitration shall be apportioned among the parties as determined by the arbitrator(s).

               (v) The parties consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any arbitration under this Agreement. The parties consent that any process or notice of motion or other application to said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

          (d) Limitations. No Company Indemnified Party shall be entitled to indemnification for any Losses or Damages for which it would otherwise be entitled to indemnification pursuant to this
     Section 10.1 unless and until the aggregate amount of all Losses and Damages for which all Company Indemnified Parties are entitled to indemnification exceeds $250,000, at which time, such Company Indemnified Party shall (subject to the other limitations set forth in this Section 10.1) be entitled to indemnification for the full amount of all such Losses and Damages, up to a maximum amount of $5,000,000. The Tracor Indemnified Parties shall not be entitled to indemnification for any Losses or Damages for which they would otherwise be entitled to indemnification pursuant to this Section
     10.1 unless and until the aggregate amount of all Losses and Damages for which all Tracor Indemnified Parties are entitled to indemnification exceeds $250,000, at which time, the Tracor Indemnified Parties shall (subject to the other limitations set forth in this Section 10.1) be entitled to indemnification for the full amount of all such Losses and Damages up to a maximum of the $5,000,000 principal amount of the Tracor Indemnification Note, and, in the event the Tracor Indemnification Note has been paid, as set forth in Section 10.1(b) hereof. Notwithstanding any provision hereof to the contrary, (i) the Company Indemnified Parties shall not be entitled to indemnification by Tracor for Losses or Damages in excess of $5,000,000. To the extent that any Tracor Indemnified Party is entitled to indemnification pursuant to this Section 10.1, such Tracor Indemnified Party shall be entitled to reimbursement for the Losses or Damages for which it is entitled to indemnification only by means of offset against the Tracor Indemnification Note, and, in the event the Tracor Indemnification Note has been paid, as set forth in Section 10.1(b) hereof, and no Tracor Indemnified Party shall have any recourse against the Holder Representative or the Holders for indemnification pursuant to this
     Section 10.1. Notwithstanding anything to the contrary otherwise contained in this Agreement, Tracor's obligation to indemnify the Company Indemnified Parties pursuant to this Section 10.1 shall expire 18 months after the Closing Date; provided, however, that such indemnification rights, with respect to any claim for indemnification asserted in writing by any Company Indemnified Party prior to the expiration of such 18-month period, shall survive the expiration of such 18-month period until such claim for indemnification is either resolved or satisfied. Notwithstanding anything to the contrary otherwise contained in this Agreement, Tracor's right to indemnification under this Section 10.1 shall expire 18 months after the Closing Date (or, with respect to any breach of Section 4.9, after the Applicable Limitations Period has expired); provided, however, that such indemnification obligations, with respect to any claim for indemnification asserted in writing by any Tracor Indemnified Party prior to the expiration of such 18 months (or Applicable Limitations Period, as applicable), shall survive the expiration of such 18 months (or Applicable Limitations Period, as applicable), until such claim for indemnification is either resolved or satisfied.

          (e) Sole Remedy. Following the Effective Time of the Merger, the rights of the Indemnified Parties to indemnification pursuant to this Section 10.1 shall be the sole and exclusive remedy of such Indemnified Parties for any breach of any representation, warranty or covenant set forth in this Agreement.

     2.   Additional Actions and Documents

     Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of the Merger Sub or Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     3.   No Brokers

     Except as set forth in the Disclosure Schedule, each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

     4.   Assignment

     This Agreement may not be assigned by any party hereto by operation of Law or otherwise.

     5.   Entire Agreement

     This Agreement, including the Disclosure Schedule and the Exhibits, the Notes, the Principal Shareholders' Agreement and the other Documents referred to herein or furnished pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments, understandings, statements or representations with respect to the matters provided for herein and therein.

     6.   Waiver

     No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     7.   Consent to Jurisdiction

          (a) This Agreement and the duties and obligations of the parties hereunder and under each of the Documents referred to herein shall be enforceable or actionable against any party only in the courts of the United States of America located in the State of Delaware, and the courts in the State of Delaware. For such purpose, each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts, and agrees that all claims in respect of this Agreement and such other Documents may be heard and determined in any of such courts.

          (b) Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     8.   Severability

     If any part of any provision of this Agreement or any other agreement or Document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     9.   Governing Law

     Except to the extent that the GCL applies to the transactions contemplated by this Agreement, this Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Texas (excluding the choice of law rules thereof).

     10.    Notices

     All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

               (i)  If to Tracor or Merger Sub:

                    Tracor, Inc.
                    6500 Tracor Lane
                    Austin, Texas 78725
                    Attention: Russell E. Painton, Esq.
                    Telecopy No.:  (512) 929-2257

                    with a copy (which shall not constitute notice) to:

                    Winstead Sechrest & Minick P.C.
                    5400 Renaissance Tower
                    1201 Elm Street
                    Dallas, Texas  75270-2199
                    Attention: Darrel A. Rice, Esq.
                    Telecopy No.:  (214) 745-5390

               (ii) If to the Company:

                    Cordant Holdings Corporation
                    11400 Commerce Park Drive
                    Reston, Virginia 22091
                    Attention: Stephannie A. Wood, Esq.
                    Telecopy No.:  (703) 758-7372

                    with a copy (which shall not constitute notice) to:

                    Hogan & Hartson
                    555 Thirteenth Street, N.W.
                    Washington, D.C. 20004-1109
                    Attention: Robert M. Jeffers, Esq.
                    Telecopy No.:  (202) 637-5910

               (iii)If to the Holder Representative and/or the Principal
                     Shareholders:

                    Peter P. Kusek
                    c/o Cordant, Inc.
                    11400 Commerce Park Drive
                    Reston, Virginia  22091
                    Telecopy No.:  (703) 758-7372

                    with a copy (which shall not constitute notice) to:

                    Hogan & Hartson L.L.P.
                    555 Thirteenth Street, N.W.
                    Washington, D.C. 20004-1109
                    Attention: Robert M. Jeffers, Esq.
                    Telecopy No.:  (202) 637-5910

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     11.    Headings

          Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     12.    Execution in Counterparts

          To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     13.    Limitation on Benefits

          The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

     14.    Binding Effect

          Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     15.    Liability and Survival

          No party hereto shall have any liability to any other party hereto for the inaccuracy, incompleteness, breach or other violation (collectively, "breach") of any representation, warranty, covenant or agreement after the Effective Time if such other party had knowledge thereof at or prior to the Effective Time; in any event no representation or warranty of any party shall survive the Effective Time by more than 18 months, except as provided in
Section 10.1. The agreements and covenants that by their terms are required to be performed, in whole or in part, after the Effective Time shall survive the Effective Time in accordance with their terms, including without limitation the provisions of Article 2 and Sections 3.8, 3.9 and 3.10 hereof.

     16.    Specific Performance

          The parties hereto agree that if any of the covenants and agreements contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

           [Balance of Page Intentionally Left Blank]
          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                              TRACOR:

                              TRACOR, INC.


                              By:    /s/ James B. Skaggs
                              Name:  James B. Skaggs
                              Title: President


                              MERGER SUB:

                              TRACOR ACQUISITION CORP.


                              By:     /s/ James B. Skaggs
                              Name:   James B. Skaggs
                              Title:  President


                              COMPANY:

                              CORDANT HOLDINGS CORPORATION


                              By:     /s/ Peter P. Kusek
                              Name:   Peter P. Kusek
                              Title:  President


                              HOLDER REPRESENTATIVE:

                              /s/ Peter P. Kusek
                              ------------------
                              Peter P. Kusek, individually and
                              solely in his
                              capacity as Holder Representative

                              PRINCIPAL SHAREHOLDERS:

                              /s/ Peter P. Kusek
                              -------------------
                              Peter P. Kusek


                              Peter P. Kusek, Trustee of the Peter
                              P. Kusek Trust and the Virginia S. Kusek Trust

                              /s/ C. Kenneth Michlovitz
                              -------------------------
                              C. Kenneth Michlovitz

                              /s/ Kenneth A. Casazza
                              ----------------------
                              Kenneth A. Casazza

                                                 Exhibit A to the
                                     Agreement and Plan of Merger

                          DEFINITIONS

     "Acquisition Transaction" has the meaning specified in Section
3.4.

     "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

     "Aggregate Fully-Diluted Company Shares" means the sum of the Fully-Diluted Company Shares held by all Holders as of the Effective Time.

     "Aggregate Option Exercise Price" means the sum of the cash exercise prices payable upon exercise in full of all Company Stock Options held by all Holders.

     "Agreement" or "this Agreement" means this Agreement and Plan of Merger dated as of August 30, 1996, including the Disclosure
Schedule and Exhibits hereto.

     "Applicable Limitations Period" has the meaning specified in
Section 10.1(a).

     "Applicable Percentage" means, as to any Holder, the percentage derived by dividing the Fully-Diluted Company Shares held by such Holder as of the Effective Time by the Aggregate
Fully-Diluted Company Shares, rounded to the nearest 1/100th of one percent.

     "Article" means an Article of this Agreement.

     "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Award Target Date" has the meaning specified in Section 2.7.

     "Base Working Capital" has the meaning specified in Section
2.8(a).

     "Best Efforts" means, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary fees and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action, provided that the foregoing shall not require a party to institute litigation or arbitration as part of its best efforts, or (ii) suffer any material economic disadvantage or detriment as a condition of achieving a satisfactory result.

     "Bonus Shares" means shares of Company Common Stock issuable to employees of the Company pursuant to the Cordant Holdings
Corporation Stock Bonus Plan.

     "Business Day" means any day except a Saturday, Sunday, and any day which shall be in New York City or Dallas, Texas a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close.

     "Cash Per Fully Diluted Share" means (i) the sum of (A) the
Merger Consideration, plus (B) the Aggregate Option Exercise Price, divided by (ii) the Aggregate Fully-Diluted Company Shares.

     "Certificate of Merger" means the Certificate of Merger attached as Exhibit B hereto.

     "Certificate(s)" means a certificate or certificates which as of the Effective Time represented shares of Company Common Stock.

     "Change of Address Proposal" has the meaning specified in
Section 2.7.

     "Claim Notice" has the meaning specified in Section 10.1(c).

     "Closing" means the consummation of the Merger as described in the last sentence of Section 2.1 hereof.

     "Closing Balance Sheet" has the meaning specified in Section
2.8(a).

     "Closing Date" means the date on which the Effective Time occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Company" means Cordant Holdings Corporation, a Delaware corporation.

     "Company Common Stock" means the common stock, one cent ($.01) par value per share, of the Company.

     "Company Indemnified Parties" has the meaning specified in
Section 10.1.

     "Company Shareholders" means the holders of Company Common
Stock participating in the Merger.

     "Company Stock Option" means any option to purchase shares of Company Common Stock whether under the Company's Stock Option Plan, or any other stock option plan, arrangement or agreement adopted by the Company.

     "Company Tax Returns" means all returns, reports, declarations and information statements required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise) with any federal, state, local or foreign governmental authority or agency.

     "Contract Award Amount" means that contingent amount payable under Section 2.7 hereof.

     "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     "Current Assets" has the meaning specified in Section 2.8(d).

     "Current Balance Sheet Date" means June 30, 1996.

     "Current Liabilities" has the meaning specified in Section
2.8(d).

     "Damages" has the meaning specified in Section 10.1(b).

     "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

     "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to the Agreement.

     "Disputed Items" has the meaning specified in Section 2.8(b).

     "Dissenting Shares" means any share of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a stockholder who has not voted for adoption of this Agreement and the Merger contemplated hereby and who has otherwise properly exercised dissenters' rights of appraisal in accordance with
Section 262 of the GCL.

     "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "DOL" means the Department of Labor or its successors.

     "Earn-Out Amount" means the amount of additional Merger
Consideration paid to the Holders as a result of the adjustment required by Section 2.9(b).

     "Earn-Out Determination Date" has the meaning specified in
Section 2.9(a).

     "Effective Time" means the date and time the Merger becomes effective in accordance with Section 2.1.

     "Effective Time Net Working Capital" has the meaning specified in Section 2.8(a).

     "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind.

     "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Estimated Holder Allocable Expenses" has the meaning specified in Section 2.11.

     "Excess Cash" has the meaning specified in Section 2.11.

     "Exchange Agent" means a Person designated by the Company and reasonably satisfactory to Tracor to act as Exchange Agent hereunder.

     "Exchange Agent Agreement" means the agreement to be entered into by and among the Exchange Agent, Tracor, the Holder
Representative, and the Company pursuant to Section 2.17 hereof.

     "Executives"  means, collectively, Tom L. Ballard, A. Joel
Block, Kenneth A. Casazza, L. Kenneth Johnson, Peter P. Kusek,
C. Kenneth Michlovitz, James R. Pompa, Charles E. Rothermel,
Karen T. Uemoto, and Charles D. Woods.

     "Executive Employment Agreements" means the Employment
Agreements to be entered into as of the Effective Time between the Surviving Corporation and each of the Executives substantially in the form of Exhibit F hereto.

     "Exhibit" means an exhibit attached to this Agreement.

     "Final Award" means an award of a contract with respect to which no protest has been filed within 17 days after the date of such award; or, in the event of protest, at such time as the protest is denied in its entirety and is no longer subject to appeal.

     "Fully Diluted Company Shares" held by any Holder shall be equal to the sum of the shares of Company Common Stock held by such Holder plus the shares of Company Common Stock issuable upon exercise in full of all Company Stock Options held by such Holder.

     "GAAP" means generally accepted accounting principles in the United States consistently applied by the Company through the Effective Time.

     "GCL" has the meaning specified in the Recitals to the Agreement.

     "Government Contract" has the meaning specified in Section
4.28.

     "Governmental Entity" means any court or federal, state, local or foreign administrative, governmental or quasi-governmental body.

     "Hazardous Materials" means any wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

     "Holdback" means Merger Consideration in the amount of One
Million Five Hundred Thousand Dollars ($1,500,000).

     "Holder" means any Person who, immediately prior to the Effective Time, holds record ownership of shares of Company Common Stock or Company Stock Options.

     "Holder Allocable Expenses" has the meaning specified in
Section 2.11.

     "Holder Representative" has the meaning specified in Section
9.1.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended.

     "Indemnified Party" means a Tracor Indemnified Party or a
Company Indemnified Party, as applicable.

     "Indemnifying Party" has the meaning specified in Section
10.1(c).

     "Independent Accounting Firm" has the meaning specified in
Section 2.8(b).
     "Initial Cash Payment" means the portion of the Merger
Consideration paid in cash by Tracor to the Exchange Agent, in trust for the benefit of the Holders, on the Closing Date, pursuant to and in the amount specified by Section 2.10(a).

     "Intellectual Property" means all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.

     "Laws" means all foreign, Federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "Litigation" means the pending lawsuit brought by Moore against the Company and various other defendants in the Delaware Court of Chancery on December 5, 1994 and any developments therein or legal actions relating thereto, including but not limited to the action brought by Moore against the Company and various other defendants in the same Court on October 3, 1995.

     "Litigation Payment" means the amount payable by the Company, the Surviving Corporation and/or Tracor to Moore as a result of the settlement or resolution of the Litigation.

     "Litigation Payment Date" has the meaning specified in Section
2.12(e).

     "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees (including amounts allocable to time spent by in-house counsel) and disbursements.

     "Majority Holders" has the meaning specified in Section 9.1.

     "Material Adverse Effect" means a material adverse effect upon the business, operations, Assets, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     "Merger" means the merger of Merger Sub with and into the Company.

     "Merger Consideration" means the aggregate consideration payable by Tracor in connection with the acquisition of the Company pursuant to the Merger.

     "Merger Sub" means Tracor Acquisition Corp., a Delaware corporation.

     "Merger Sub Shares" means the issued and outstanding shares of common stock, one cent ($.01) par value per share, of Merger Sub.

     "Minimum-Funding Plan" means a Pension Plan that is subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

     "Moore" means Moore Business Forms, Inc., a corporation organized under the laws of the State of Delaware.

     "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

     "1996 Revenue Report" has the meaning set forth in
Section 2.9(a).

     "1996 Revenues" has the meaning set forth in Section 2.9(a).

     "Notes" means the Tracor Indemnification Note and the Tracor
Litigation Note, collectively.

     "Notice Period" has the meaning specified in Section 10.1(c).

     "Option Document" means a Document representing the right to receive a Certificate upon the exercise of one or more Company
Stock Options.

     "Options" means the outstanding options to purchase shares of Company Common Stock identified on the Disclosure Schedule.

     "Ordinary Course of Business" means ordinary course of business of the Company and/or its Subsidiaries consistent with past practices.

     "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

     "PBGC" means the Pension Benefit Guaranty Corporation or its successor.

     "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

     "Per Share Amount" means the amount of cash payable to each Holder upon consummation of the Merger, calculated in accordance with Section 2.10(e).

     "Person" means any individual, partnership, limited liability company, corporation, joint venture, trust, estate, association or unincorporated organization, or any other form of business or professional entity.

     "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

     "Post Closing Adjustment" has the meaning specified in Section
2.8(c).

     "Principal Shareholders" means Peter P. Kusek, individually and in his capacity as a trustee of the Peter P. Kusek Trust and the Virginia S. Kusek Trust, C. Kenneth Michlovitz, and Kenneth A. Casazza.

     "Principal Shareholders' Agreement" means the Principal
Shareholders Agreement in substantially the form of Exhibit G attached hereto.

     "Proposal" means any proposal, offer or indication of interest from any Person, entity or group relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) any portion of the Assets of, or any substantial equity in, the Company or any Subsidiary or any business combination with the Company or any Subsidiary, other than the transactions contemplated by the Agreement.

     "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualification described in Section 401 of the Code.

     "Remaining Disputed Items" has the meaning specified in
Section 2.8(b).

     "Replacement LOC" has the meaning specified in Section
2.12(d).

     "Response Report" has the meaning specified in Section 2.8(b).

     "Section" means a Section (or a subsection) of the Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

     "Subsidiaries" means Cordant, Inc., a Maryland corporation, and/or its wholly owned subsidiary, Cordant Federal Services
Corporation, a Maryland corporation.

     "Superior Transaction" has the meaning specified in Section
3.4.

     "Surviving Corporation" means the Company after effecting the Merger described in Section 2.1 hereof.

     "Tax Breach Damages" has the meaning specified in Section
10.1(b).

     "Taxes" means all Federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholding, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

     "Tracor" means Tracor, Inc., a Delaware corporation.

     "Tracor Indemnification Note"  means that certain promissory note in the original principal amount of $5,000,000 executed and delivered by Tracor to the Exchange Agent, for the benefit of all of the Holders, substantially in the form of Exhibit D-1 hereto.

     "Tracor Indemnification Note LOC" means the stand-by letter of credit issued by Bankers Trust Company to Tracor for the benefit of the Exchange Agent, as payee of the Tracor Indemnification Note, in substantially the form of Exhibit E-1 hereto, as security for the obligations of Tracor pursuant to the Tracor Indemnification Note.

     "Tracor Indemnified Parties" has the meaning specified in
Section 10.1(b).

     "Tracor Litigation Note" means that certain promissory note in the original principal amount of $26,500,000 executed and delivered by Tracor to the Exchange Agent, substantially in the form of Exhibit D-2 hereto.

     "Tracor Litigation Note LOC" means the stand-by letter of credit issued by Bankers Trust Company to Tracor for the benefit of the Exchange Agent, as payee of the Tracor Litigation Note, in substantially the form of Exhibit E-2 hereto, as security for the obligations of Tracor pursuant to the Tracor Litigation Note.

     "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

     "Working Capital" has the meaning specified in Section 2.8(d).

     "Working Capital Change" means a change in the working capital of the Company as defined in Section 2.8 hereof.

     "Working Capital Decrease" has the meaning specified in
Section 2.8(c).

     "Working Capital Determination Date" has the meaning specified in Section 2.8(b) hereof.

     "Working Capital Increase" has the meaning specified in
Section 2.8(c).

     "Working Capital Report" has the meaning specified in Section
2.8(a).

                                                 Exhibit B to the
                                     Agreement and Plan of Merger


                     Certificate of Merger

                       CERTIFICATE OF MERGER
                                OF
                     TRACOR ACQUISITION CORP.
                               INTO
                   CORDANT HOLDINGS CORPORATION


     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                          State of Incorporation
          Tracor Acquisition Corp.           Delaware
          Cordant Holdings Corporation       Delaware

     SECOND: That an Agreement and Plan of Merger among Tracor Acquisition Corp. and Cordant Holdings Corporation has been approved, adopted, certified, executed and acknowledged by each of Tracor Acquisition Corp. and Cordant Holdings Corporation in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

     THIRD: That the name of the surviving corporation of the merger is Cordant Holdings Corporation.

     FOURTH:  That the certificate of incorporation of Cordant
Holdings Corporation (the "Surviving Corporation") shall be amended to read in its entirety as set forth in Exhibit A.

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving
Corporation. The address of the principal place of business of the Surviving Corporation is 11400 Commerce Park Drive, Reston,
Virginia  22091.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Tracor Acquisition Corp. or Cordant
Holdings Corporation.

     IN WITNESS WHEREOF, Cordant Holdings Corporation has caused this Certificate of Merger to be signed in its corporate name by ____________________, its authorized officer, this ______ day of
_________, 1996.

                         CORDANT HOLDINGS CORPORATION


                         By:
                         Name:
                         Title:

                                                 Exhibit C to the
                                     Agreement and Plan of Merger


    Initial Directors and Officers of Surviving Corporation

     The following persons will serve in the offices set forth across from their names below:

           Name                         Office

     Barry Campbell            Vice President
     Russell E. Painton        Vice President and
                                Assistant Secretary
     Woody Endsley             Assistant Treasurer

                                               Exhibit D-1 to the
                                     Agreement and Plan of Merger


                  Tracor Indemnification Note

                    TRACOR INDEMNIFICATION NOTE


$5,000,000.00                                         September ___, 1996

RECEIVED, the undersigned, TRACOR, INC., a Delaware corporation ("Tracor"), hereby promises to pay to SIGNET TRUST COMPANY, for the benefit of the Holders (the "Noteholder"), at 7 North 8th Street, Richmond, Virginia, in lawful money of the United States of America, the principal sum of FIVE MILLION AND
NO/100 Dollars ($5,000,000.00), or such lesser principal amount as shall be outstanding hereunder, calculated in accordance with
Section 2.13 of that certain Merger Agreement and Plan of Merger dated August 30, 1996, by and among Tracor, Tracor Acquisition Corp., a Delaware corporation, Cordant Holdings Corporation, a Delaware corporation, Peter P. Kusek, as the initial Holder Representative (in such capacity, the "Holder Representative") and each of the Principal Shareholders party thereto (the "Merger Agreement"), together with interest (less the Tracor Indemnification Note LOC Expenses [hereinafter defined]) on the principal balance payable to the Noteholder hereunder, each as herein specified, in a single payment on March ___, 1998.

This note is executed and delivered pursuant to the terms of the Merger Agreement and is the Tracor Indemnification Note described therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. Reference is hereby made to the Merger Agreement for provisions affecting this note including provisions regarding adjustments to the outstanding principal balance hereof. Notwithstanding anything set forth herein or in the Merger Agreement to the contrary, the outstanding principal balance of this note shall be reduced on a dollar-for-dollar basis by the amount of any and all Losses and Damages in connection with which any Tracor Indemnified Party is entitled to indemnification pursuant to Section 10.1 of the Merger Agreement.

The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the Collateral Investment Rate
(hereinafter defined) in effect from day to day, each such change in the rate of interest charged hereunder to become effective, without notice to Tracor, on the effective date of each change in the Collateral
Investment Rate. All past due principal and interest (less the Tracor Indemnification Note LOC Expenses) shall bear interest at the maximum rate permitted by applicable law. Interest on the indebtedness evidenced by this note shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day).

For the purposes hereof, each of the following terms shall have the following meanings:

     "Collateral Investment Rate" means the rate from day to day at which the cash collateral securing the Tracor
Indemnification Note LOC accrues interest.

     "Tracor Indemnification Note LOC Expenses" means the aggregate amount of all letter of credit fees payable by Tracor to the issuer of the Tracor Indemnification Note LOC (but not including any reimbursement obligations following a draw under the Tracor Indemnification Note LOC) and all other expenses incurred by Tracor after the Closing Date in connection with the maintenance, amendment, renewal, substitution or replacement of the Tracor Indemnification Note LOC; provided that no deduction shall be made for any letter of credit fees and expenses to the extent that they (i) exceed 1% per annum of the face amount of the Tracor Indemnification Note LOC, or (ii) are paid to the issuer for any quarter beyond the quarter in which the Tracor Indemnification Note LOC is drawn in full or surrendered and returned to the issuer.

Tracor shall not have the right to prepay this note or any portion hereof prior to the maturity date hereof.

Tracor shall be in default hereunder (an "Event of Default") in the event that it fails to pay when due any principal of or accrued and unpaid interest on this note, and such failure continues unremedied for a period of five (5) days after the occurrence thereof.

Upon the occurrence of any Event of Default, the holder hereof may, at its option, declare the unpaid principal payable to Noteholder hereunder and accrued and unpaid interest thereon, less the Tracor Indemnification Note LOC Expenses, immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and in addition thereto, and not in substitution therefor, the holder hereof shall have the right to draw on the Tracor Indemnification Note LOC. Failure of the Noteholder to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default hereunder.

If the Noteholder expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or in the protection or realization of any collateral given as security for the repayment hereof, including, without limitation, the Tracor Indemnification Note LOC, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Tracor agrees to pay all reasonable collection costs and fees incurred by the holder, including reasonable attorneys' fees and disbursements.

Tracor and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this note, all without prejudice to the holder. The Noteholder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Any payment on this note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

This note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. Any action or proceeding under or in connection with this note against Tracor or any other party ever liable for payment of any sums of money payable on this note shall be brought in any state or federal court in New York, New York. This Note shall inure to the benefit of the Noteholder and its successors and assigns.

TRACOR, INC.



By:
Title:

                                               Exhibit D-2 to the
                                     Agreement and Plan of Merger


                     Tracor Litigation Note

$26,500,000.00                                    September ___, 1996

     FOR VALUE RECEIVED, the undersigned, TRACOR, INC., a Delaware corporation ("Tracor"), hereby promises to pay to SIGNET TRUST COMPANY, for the benefit of the Holders (the "Noteholder"), at 7 North 8th Street, Richmond, Virginia, in lawful money of the United States of America, the principal sum of TWENTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($26,500,000.00), or such lesser principal amount as shall be outstanding hereunder, calculated in accordance with Section 2.12 of that certain

Agreement and Plan of Merger dated August 30, 1996, by and among Tracor, Tracor Acquisition Corp., a Delaware corporation, Cordant Holdings Corporation, a Delaware corporation, Peter P. Kusek, as the Holder Representative (in such capacity, the "Holder Representative") and each of the Principal Shareholders party thereto (the "Merger Agreement"), together with interest (less the Tracor Litigation Note LOC Expenses [hereinafter defined]) on the outstanding principal balance payable to the Noteholder hereunder as herein specified, in three payments:

(i)  on April 1, 1997, $3,500,000 if the Contract Award
Amount is not payable by Tracor under Section 2.7 of the Merger Agreement;

(ii) on April 1, 1997 or as soon thereafter as the Earn-Out Amount is determined under Section 2.9 of the Merger
Agreement, 35% of the amount, if any, by which the Earn-Out
Amount is less than $5,000,000;

(iii) on the Litigation Payment Date, the remaining balance of this note, plus any interest accrued thereon, subject to the reductions set forth below.

     This note is executed and delivered pursuant to the terms of the Merger Agreement and is the Tracor Litigation Note described therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. Reference is hereby made to the Merger Agreement for provisions affecting this note including provisions regarding adjustments to the outstanding principal balance hereof. Notwithstanding anything set forth herein or in the Merger Agreement to the contrary, the outstanding principal balance of this note, plus any interest accrued thereon shall be reduced on a dollar-for-dollar basis by the amount of any (i) Second Tranche Litigation Payment,
(ii) payment of excess Holder Allocable Expenses of up to $425,000 (plus any amount remaining unused under the immediately succeeding clause (iii), up to $300,000) in accordance with Section 2.11 of the Merger Agreement, and (iii) payment of up to $450,000 (plus any amount remaining unused under the immediately preceding clause (ii), up to $300,000) of expenses in connection with the Litigation made by the Company, the Surviving Corporation or Tracor.

     The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the Collateral Investment Rate (hereinafter defined) in effect from day to day, each such change in the rate of interest charged hereunder to become effective, without notice to Tracor, on the effective date of each change in the Collateral Investment Rate. All past due principal and interest (less the Tracor Litigation Note LOC Expenses) shall bear interest at the maximum rate permitted by applicable law. Interest on the indebtedness evidenced by this note shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day).

     For the purposes hereof, each of the following terms shall have the following meanings:

          "Collateral Investment Rate" means the rate from day to day at which the cash collateral securing the Tracor
Litigation Note LOC (and any Replacement LOC) accrues interest.

          "Tracor Litigation Note LOC Expenses" means the aggregate amount of all letter of credit fees and expenses payable by Tracor to the issuer of the Tracor Litigation Note LOC (and any Replacement LOC) (but not including any reimbursement obligations following a draw under the Tracor Litigation Note LOC (and any Replacement LOC)) and all other expenses incurred by Tracor after the Closing Date in connection with the maintenance, amendment, renewal, substitution or replacement of the Tracor Litigation Note LOC (and any Replacement LOC); provided that no deduction shall be made for any letter of credit fees or expenses to the extent that they (i) exceed 1% per annum of the face amount of the Tracor Litigation Note LOC (and any Replacement LOC), or (ii) are paid to the issuer for any quarter beyond the quarter in which the Tracor Litigation Note LOC (and any Replacement LOC) is drawn or surrendered and returned to the issuer.

     Tracor shall not have the right to prepay this note prior to the Litigation Payment Date.

     Tracor shall be in default hereunder (an "Event of Default") in the event that it fails to pay when due any principal of or accrued and unpaid interest on this note, and such failure continues unremedied for a period of fifteen (15) days after the occurrence thereof.

     Upon the occurrence of any Event of Default, the holder hereof may, at its option, draw on the Tracor Litigation Note LOC (and any Replacement LOC) for the amount of the defaulted payment hereunder only. Failure of the Noteholder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default hereunder.

     If the Noteholder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or in the protection or realization of any collateral given as security for the repayment hereof, including, without limitation, the Tracor Litigation Note LOC (and any Replacement LOC), or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Tracor agrees to pay all reasonable collection costs and fees incurred by the holder, including reasonable attorneys' fees.

     Tracor and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

     Any payment on this note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

     This note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. Any action or proceeding under or in connection with this note against Tracor or any other party ever liable for payment of any sums of money payable on this note shall be brought in any state or federal court in New York, New York.

TRACOR, INC.



By:
Title:

                                               Exhibit E-1 to the
                                     Agreement and Plan of Merger


                Tracor Indemnification Note LOC

             IRREVOCABLE NONTRANSFERABLE STANDBY
                  LETTER OF CREDIT NO. _______

                        ____________, 1996



[Exchange Agent]
_____________________
_____________________
_____________________


Gentlemen:

     At the request and for the account of TRACOR, INC., a Delaware corporation (the "Corporation"), the undersigned (the "Bank") establishes this irrevocable nontransferable standby letter of credit (the "Letter of Credit") in the initial aggregate amount of U.S. Five Million Dollars ($5,000,000) (as the same may be reduced from time to time, the "Letter of Credit Amount"), in your favor as Noteholder (the "Drawing Party") under the Tracor Indemnification Note, as defined in the hereinafter defined Merger Agreement. This Letter of Credit is issued in connection with the Agreement and Plan of Merger, dated August 30, 1996 (as the same may be hereafter amended, the "Merger Agreement") by and among the Corporation, Tracor Acquisition Corp., a Delaware corporation, Cordant Holdings Corporation, a Delaware corporation, Peter P. Kusek, as the initial Holder Representative (as defined in the Merger Agreement), and each of the Principal Shareholders party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     The Letter of Credit Amount shall be reduced from time to time on a dollar-for-dollar basis by the amount of any and all Losses and Damages in connection with which any Tracor Indemnified Party is entitled to indemnification pursuant to Section 10.1 of the Merger Agreement by presentation of a certificate by the Corporation in the form of Annex A (appropriately completed) (a "Reduction Certificate"). The Letter of Credit Amount shall be reduced permanently upon receipt by the Bank of a Reduction Certificate by the principal amount stated in such Certificate. The Letter of Credit Amount shall be available for drawing by you as Drawing Party (or any successor Noteholder [as defined in the Tracor Indemnification Note] and as provided in this Letter of Credit) as set forth below in a single payment up to the maximum amount not to exceed the Letter of Credit Amount.

     This Letter of Credit shall expire at 4:00 p.m., ________ time, on the date (the "Expiration Date") that is the earliest to occur of the following: (i) [19 months after Closing], 1998, (the "Scheduled Expiration Date"); (ii) the date of payment of a Final Payment Drawing (as defined below); or (iii) the date on which you surrender this Letter of Credit to us for cancellation. You agree to surrender this Letter of Credit to us, and not to make any Drawing, after the earlier of (a) the Expiration Date, or (b) the date there is no principal amount outstanding under the Tracor Indemnification Note (each, a "Surrender Event").

     Subject to the provisions of this Letter of Credit, a single demand for payment under this Letter of Credit may be made by you (or your successors) from time to time prior to the Expiration Date by presentation of: (i) a certificate in the form of Annex B (appropriately completed) (a "Final Payment Certificate"), upon the occurrence of an Event of Default, as defined in the Tracor Indemnification Note (a "Final Payment Drawing"); and (ii) a draft in the form of Annex C (appropriately completed) drawn on us, presented at our office located at , or by telecopier (at telecopier number: (___) ________) or telex (at telex number: (___) _______, answerback: _______) (or such other address, telecopier or telex number in the continental United States as we may designate in a written notice delivered to you), prior to 11:00 a.m., ________ time, on any Business Day (such demand and presentation, a "Drawing").

     Such Final Payment Certificate and draft shall be signed by you with all blanks completed and deletions made in accordance with the directions to do so, if any, contained in the applicable forms described above. Payment against conforming documents presented under this Letter of Credit shall be made by us on or before 1:00 p.m., ________ time, on the next (or, in the case of presentation after 11:00 a.m., ________ time, the second next) Business Day after presentation.

     Payments made hereunder shall be made by wire transfer to ______________________________, evidenced by delivery to it of a
Federal Reserve Bank wire transfer confirmation number, to it at ____________, ABA Number __________, Clearing Account No. _______
for further credit to ______________________________, Account No.
_______, Attention: _________________ (or to such other account number or address in the continental United States as you may from time to time designate in writing to us).

     This Letter of Credit is not transferable in whole or in part. Partial drawings are not permitted hereunder. This Letter of Credit is irrevocable.

     Only you or any successor Noteholder, as Drawing Party, may make a drawing under this Letter of Credit. Upon a payment of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft and we shall not thereafter be obligated to make any further payment under this Letter of Credit in respect to such sight draft to you or any other person who may have made to you or makes to you a demand for payment of principal of, or interest on the Tracor Indemnification Note.

     Communications with respect to this Letter of Credit
shall be addressed to us at   ,
Attention: _______________ (or to such other address or person in the continental United States as we may hereafter designate to you in writing), specifically referring to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the law of the State of ________, including ____________ of the Uniform Commercial Code as in effect in the State of ________, without giving application to choice of law principles.

     This Letter of Credit and Annexes A, B and C hereto set forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any other document (including, without limitation, the Tracor Indemnification Note and the Merger Agreement) whatsoever except as expressly stated herein.

[BANK]


By:
     Its: Authorized Signatory

                   Irrevocable Transferable Letter
                         of Credit No. ________

                                ANNEX A

            LETTER OF CREDIT AMOUNT REDUCTION CERTIFICATE

     The undersigned, TRACOR, INC., certifies as follows to _________________________, as issuer of the above-referenced letter of credit (the "Letter of Credit"):

     1. All terms defined in the Letter of Credit are used in this Certificate with the same meanings.

     2. The outstanding principal balance of the Tracor Indemnification Note (the "Note"), dated September ___, 1996, executed by Applicant, and payable to the order of the Drawing Party in the original principal amount of $5,000,000 has been reduced to $____________ pursuant to the terms of Section 10.1 of the Merger Agreement and the Letter of Credit Amount should correspondingly be reduced to $_____________.

     3.   Tracor has complied with the requirements of
Section 2.19 of the Merger Agreement and is making this reduction with the prior written consent of the Holder Representative or pursuant to an order of arbitrators entered in accordance with the provisions of Section 2.19 of the Merger Agreement.

Dated:


TRACOR, INC.,
as Applicant


By:
Title:

                     Irrevocable Transferable Letter
                          of Credit No. ________

                                ANNEX C

                      FINAL PAYMENT CERTIFICATE

     The undersigned, [NAME OF DRAWING PARTY], certifies as follows to
____________________________________________, as issuer of the above-referenced letter of credit (the "Letter of Credit"):

     1. All terms defined in the Letter of Credit are used in this Certificate with the same meanings.

     2. The undersigned is the Exchange Agent under the Merger Agreement, the Noteholder under the Tracor Indemnification Note, and is the Drawing Party under the Letter of Credit and is entitled to present this Certificate. No Surrender Event has occurred.

     3. Pursuant to the Merger Agreement, the undersigned has concurrently presented its draft ("Draft") drawn on you in the amount of _____________________ ($____________). Such amount does not include the amount, if any, of Losses and Damages (as defined in the Merger Agreement) in connection with which any Tracor Indemnified Party (as defined in the Merger Agreement) is entitled to indemnification pursuant to Section 10.1 of the Merger Agreement, was computed in accordance with the terms and conditions of the Merger Agreement, and does not exceed the Letter of Credit Amount.

     4. (i) The amount of the Draft accompanying this certificate represents the unpaid principal of the Tracor Indemnification Note ("Note"), dated September __, 1996, executed by Applicant, and payable to the order of the Drawing Party in the original principal amount of $5,000,000, (ii) the amount represented by the draft accompanying this certification is due and owing under the Note and has not been paid, (iii) the Drawing Party is the holder of the Note, and (iv) an Event of Default, as defined in the Note, has occurred and is continuing.

     5.   The Letter of Credit is concurrently being surrendered.

Dated:


[NAME OF DRAWING PARTY],
as Drawing Party


By:
Title:

                       Irrevocable Transferable Letter
                            of Credit No. ________

                                   ANNEX B

                                FORM OF DRAFT


                       Dated:_______________________


     Pay to the order of [NAME OF DRAWING PARTY], as Noteholder under the Tracor Indemnification Note, dated as of ____________, 1996, made by Tracor, Inc., the amount of _______________ ($__________) drawn on ______________________________, as issuer of
Irrevocable Nontransferable Standby Letter of Credit No. _________, dated ____________, 199__.

                              [NAME OF DRAWING PARTY],
                              as Drawing Party

                                               Exhibit E-2 to the
                                     Agreement and Plan of Merger


                           Tracor Litigation Note LOC

                      IRREVOCABLE NONTRANSFERABLE STANDBY
                          LETTER OF CREDIT NO. _______

                                 ____________, 1996



[Exchange Agent]
______________________
______________________
______________________


Gentlemen:

     At the request and for the account of TRACOR, INC., a Delaware corporation (the "Corporation"), the undersigned (the "Bank") establishes this irrevocable nontransferable standby letter of credit (the "Letter of Credit") in the aggregate amount of U.S. Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) (the "Letter of Credit Amount"), in your favor as Noteholder (the "Drawing Party") under the Tracor Litigation Note, as defined in the hereinafter defined Merger Agreement. This Letter of Credit is issued in connection with the Agreement and Plan of Merger, dated August 30, 1996 (as the same may be hereafter amended, the "Merger Agreement") by and among the Corporation, Tracor Acquisition Corp., a Delaware corporation, Cordant Holdings Corporation, a Delaware corporation, Peter P. Kusek, as the initial Holder Representative (as defined in the Merger Agreement), and each of the Principal Shareholders party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     The Letter of Credit Amount shall be reduced from time to time on a dollar-for-dollar basis (i) by the amount of any payments of principal under the Tracor Litigation Note, and (ii) by the amount of any offsets against the Tracor Litigation Note pursuant to the terms of the Merger Agreement, by presentation of a certificate of the Corporation in the form of Annex D (appropriately completed) (a "Reduction Certificate"). The Letter of Credit shall be available for drawing by you as Drawing Party (or any successor Noteholder [as defined in the Tracor Litigation Note] and as provided in this Letter of Credit) as set forth below in one or more than one payments up to the maximum amount not to exceed the Letter of Credit Amount.

     This Letter of Credit shall expire at 4:00 p.m., ________ time, on the date (the "Expiration Date") that is the earliest to occur of the following: (i) ___________, 199__, (or such later date to which such date has been extended in accordance with the terms hereof, the "Scheduled Expiration Date"); (ii) the date of payment of a Final Payment Drawing (as defined below); or
(iii) the date on which you surrender this Letter of Credit to us for cancellation. You agree to surrender this Letter of Credit to us, and not to make any Drawing, after the earlier of (a) the Expiration Date, or (b) the date there is no principal amount outstanding under the Tracor Litigation Note (each, a "Surrender Event").

     Subject to the provisions of this Letter of Credit,
demands for payment under this Letter of Credit may be made by you (or your successors) from time to time prior to the Expiration Date by presentation of: (i) a certificate in the form of Annex A (appropriately completed) (a "Final Payment Certificate"), upon the occurrence of an Event of Default, as defined in the Tracor Litigation Note (a "Final Payment Drawing"); (ii) a certificate in the form of Annex B (appropriately completed) (a "Partial Payment Certificate"), in the case of the drawing for a partial payment of the Tracor Litigation Note, or upon the occurrence of an event of default upon which less than the entire amount of the Tracor Litigation Note becomes due and payable, together, in each case, with a draft in the form of Annex C (appropriately completed) drawn
on us, presented at our office located at    ,
or by telecopier (at telecopier number: (___) ________) or telex (at telex number: (___) _______, answerback: _______) (or such other address, telecopier or telex number in the continental United States as we may designate in a written notice delivered to you), prior to 11:00 a.m., ________ time, on any Business Day (such demand and presentation, a "Drawing"). Subject to the provisions of this Letter of Credit, demands for payment under this Letter of Credit may also be made by you (or your successors) from time to time prior to the Expiration Date, if we have given you the Notice of Non-Extension referred to below, by presentation of a draft in the form of Annex B (appropriately completed) drawn on us, presented at our office located at ________________, or by telecopier (at telecopier number: (____)__________) or telex (at telex number: (___)__________, answerback: ____________) (or such other address, telecopier or telex number in the continental United States as we may designate in a written notice delivered to you), prior to 11:00 a.m., ___________ time, on any Business Day.

     Such Final Payment Certificate, Partial Payment
Certificate, and draft shall be signed by you with all blanks completed and deletions made in accordance with the directions to do so, if any, contained in the applicable forms described above. Payment against conforming documents presented under this Letter of Credit shall be made by us on or before 1:00 p.m., ________ time, on the next (or, in the case of presentation after 11:00 a.m., ________ time, the second next) Business Day after presentation.

     Payments made hereunder shall be made by wire transfer to ______________________________, evidenced by delivery to it of a
Federal Reserve Bank wire transfer confirmation number, to it at ____________, ABA Number __________, Clearing Account No. _______
for further credit to ______________________________, Account No.
_______, Attention: _________________ (or to such other account number or address in the continental United States as you may from time to time designate in writing to us).

     This Letter of Credit is not transferable in whole or in part. Partial drawings are not permitted hereunder. This Letter of Credit is irrevocable.

     At any time no more than six (6) months and no less than three (3) months prior to the then current Scheduled Expiration Date, we may notify you in our sole discretion of our intention not to extend the then current Scheduled Expiration Date by delivery to you and to the Corporation of a Notice of Non-Extension in the form of Annex E hereto. If we fail to timely deliver such Notice, the Scheduled Expiration Date shall automatically be extended for a period of one year. Such extension of the Scheduled Expiration Date shall be effective upon the then currently Scheduled Expiration Date. No further action shall be required to extend the Scheduled Expiration Date, and no substitute for this Letter of Credit need be issued to effect such extension.

     Only you or any successor Noteholder, as Drawing Party, may make a drawing under this Letter of Credit. Upon a payment of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such sight draft and we shall not thereafter be obligated to make any further payment under this Letter of Credit in respect to such sight draft to you or any other person who may have made to you or makes to you a demand for payment of principal of, or interest on the Tracor Litigation Note.

     Communications with respect to this Letter of Credit
shall be addressed to us at   ,
Attention: _______________ (or to such other address or person in the continental United States as we may hereafter designate to you in writing), specifically referring to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the law of the State of ________, including ____________ of the Uniform Commercial Code as in effect in the State of ________, without giving application to choice of law principles.

     This Letter of Credit and Annexes A through E hereto set forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any other document (including, without limitation, the Tracor Preferred Stock Litigation Note and the Merger Agreement) whatsoever except as expressly stated herein.

[BANK]


By:
     Its: Authorized Signatory

                      Irrevocable Transferable Letter
                           of Credit No. ________

                                  ANNEX A

                        FINAL PAYMENT CERTIFICATE

     The undersigned, [NAME OF DRAWING PARTY], certifies as follows to ____________________________________________, as issuer of the above-referenced letter of credit (the "Letter of Credit"):

     1. All terms defined in the Letter of Credit are used in this Certificate with the same meanings.

     2. The undersigned is the Exchange Agent under the Merger Agreement, the Noteholder under Tracor Litigation Note, and the Drawing Party under the Letter of Credit and is entitled to present this Certificate. No Surrender Event has occurred.

     3. Pursuant to the Merger Agreement, the undersigned has concurrently presented its draft drawn on you in the amount of _____________________ ($____________). Such amount was computed in accordance with the terms and conditions of the Merger Agreement and, together with any other drafts now or previously submitted under the Letter of Credit, does not exceed the Letter of Credit Amount.

     4. (i) The amount of the Draft accompanying this certificate represents the unpaid principal of the Tracor Litigation Note ("Note"), dated September __, 1996, executed by Applicant, and payable to the order of the Drawing Party in the original principal amount of $26,500,000, (ii) the amount represented by the draft accompanying this certification is due and owing under the Note and has not been paid, (iii) the Drawing Party is the holder of the Note, and (iv) an Event of Default, as defined in the Note, has occurred and is continuing.

     5.   The Letter of Credit is concurrently being surrendered.

Dated:


[NAME OF DRAWING PARTY],
as Drawing Party


By:
Title:

                          Irrevocable Transferable Letter
                               of Credit No. ________

                                       ANNEX B

                            PARTIAL PAYMENT CERTIFICATE

     The undersigned, [NAME OF DRAWING PARTY], certifies as follows to ____________________________________________, as issuer of the above-referenced letter of credit (the "Letter of Credit"):

     1. All terms defined in the Letter of Credit are used in this Certificate with the same meanings.

     2.   The undersigned is the Exchange Agent under the Merger
Agreement, the Noteholder under the Tracor Litigation Note, and the Drawing Party under the Letter of Credit and is entitled to present this Certificate. No Surrender Event has occurred.

     3. Pursuant to the Merger Agreement, the undersigned has concurrently presented its draft drawn on you in the amount of _____________________ ($____________). Such amount was computed in accordance with the terms and conditions of the Merger Agreement and does not, together with any other drafts now or previously submitted under the Letter of Credit, exceed the Letter of Credit Amount.

     4. (i) The amount of the Draft accompanying this certificate represents a partial payment of the unpaid principal of the Tracor Litigation Note ("Note"), dated September __, 1996, executed by Applicant, and payable to the order of the Drawing Party in the original principal amount of $26,500,000, together with any other drafts now or previously submitted under the Letter of Credit, (ii) the amount represented by the draft accompanying this certification is due and owing under the Note and has not been paid, (iii) the Drawing Party is the holder of the Note, and (iv) an Event of Default, as defined in the Note, has occurred and is continuing.

Dated:


[NAME OF DRAWING PARTY],
as Drawing Party


By:
Title:

                          Irrevocable Transferable Letter
                               of Credit No. ________

                                      ANNEX C

                                   FORM OF DRAFT


     Dated:_______________________


     Pay to the order of [NAME OF DRAWING PARTY], as Noteholder under the Tracor Litigation Note, dated as of ____________, 1996, made by Tracor, Inc., the amount of _________________
($____________) drawn on ______________________________, as issuer of Irrevocable Nontransferable Standby Letter of Credit No.
_________, dated ____________, 199__.

                              [NAME OF DRAWING PARTY],
                              as Drawing Party

                         Irrevocable Transferable Letter
                              of Credit No. ________


                                     ANNEX D

                   LETTER OF CREDIT AMOUNT REDUCTION CERTIFICATE

     The undersigned, TRACOR, INC., certifies as follows to _________________________, as issuer of the above-referenced letter of credit (the "Letter of Credit"):

     1. All terms defined in the Letter of Credit are used in this Certificate with the same meanings.

     2. The outstanding principal balance of the Tracor Litigation Note (the "Note"), dated September ___, 1996, executed by Applicant, and payable to the order of the Drawing Party in the original principal amount of $26,500,000 has been reduced to $____________ pursuant to the terms of ___________ of the Merger Agreement and the Letter of Credit Amount should correspondingly be reduced to $_____________.

     3.   Tracor has complied with the requirements of
Section 2.19 of the Merger Agreement and is making this reduction with the prior written consent of the Holder Representative or pursuant to an order of arbitrators entered in accordance with the provisions of Section 2.19 of the Merger Agreement.

Dated:


TRACOR, INC.,
as Applicant


By:
Title:

                          Irrevocable Transferable Letter
                               of Credit No. ________

                                      ANNEX E

                              NOTICE OF NON-EXTENSION


[NAME OF DRAWING PARTY] , as Drawing Party


TRACOR, INC.
6500 Tracor Lane
Austin, Texas  78725


Gentlemen:

     Reference is hereby made to that certain Irrevocable Nontransferable Standby Letter of Credit No.__________, dated ____________, 1996 (the "Letter of Credit"), established by us in favor of [NAME OF DRAWING PARTY], as Drawing Party (as defined in the Letter of Credit). We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement, dated as of ____________, 1996, between Tracor, Inc., a Delaware corporation, and us, the Letter of Credit will not be extended beyond the currently Scheduled Expiration Date (as defined in the Letter of Credit) of ________________________.

     This letter should be attached to the Letter of Credit and made a part thereof.


[BANK]



By
     Name:
     Title: